                                                                   Exhibit 10.1

                                   FORM OF
                             DISTRIBUTION AGREEMENT
                             ----------------------

This Agreement is dated as of     , 1996, between Data Translation, Inc., a
Delaware corporation ("Parent"), and Data Translation II, Inc., a Delaware corporation ("Sub") and a wholly owned subsidiary of Parent.

WHEREAS, Parent has, among other endeavors, been engaged in (i) the design, development, manufacture and sale of products in its data acquisition and imaging and commercial products businesses and (ii) the distribution of networking products in the United Kingdom through its wholly owned subsidiary Data Translation Networking Limited (collectively, the "Contributed Businesses"); and

WHEREAS, the Board of Directors of Parent has determined that the interests of Parent's businesses and stockholders would be best served by separating its businesses into two companies, one consisting of the Contributed Businesses and the other consisting of Parent's Media 100 digital media business (the "Retained Business"); and

WHEREAS, in furtherance of the foregoing, Parent wishes to transfer and assign to Sub substantially all of the assets and properties of the Contributed Businesses specified in this Agreement in exchange for (i) the assumption by Sub of substantially all of the liabilities and obligations relating to the Contributed Businesses specified in this Agreement and (ii) the issuance to Parent of shares of its common stock, par value $.01 per share (the "Sub Common Stock"); and

WHEREAS, Sub is willing to assume such liabilities and obligations and to issue such shares of Sub to Parent in exchange for such assets and properties; and

WHEREAS, Parent intends to distribute all of the outstanding shares of Sub Common Stock, on a pro rata basis, to the holders of the common stock of Parent, par value $.01 per share (the "Parent Common Stock") (such distribution hereinafter referred to as the "Distribution"); and

WHEREAS, in connection with the Distribution, Media 100 Inc., a wholly owned subsidiary of Parent, will merge with and into Parent, with Parent being the surviving corporation and assuming all the rights and obligations of Media 100 Inc. in accordance with Section 253 of the General Corporation Law of the State of Delaware and, as a result of such merger, the name of Parent will be changed to Media 100 Inc.; and


WHEREAS, as promptly as practicable following the foregoing merger, Sub will change its name to "Data Translation, Inc."; and

WHEREAS, Parent and Sub have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution and to set forth other agreements that will govern certain other matters in connection with the Distribution;

NOW, THEREFORE, in consideration of the foregoing and the other agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1    DEFINITIONS.
             -----------

Section 1.1  General.  As used in this Agreement, capitalized terms defined
             -------
immediately after their use shall have the respective meanings thereby provided and the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

Action:  any action, claim, suit, arbitration, inquiry, subpoena, discovery
------
request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

Adjusted Options:  shall have the meaning set forth in Section 8.7.1 hereof.
----------------

Adjustment:  any proposed or final change in any Pre-Distribution Income Tax
----------
Liabilities (whether creating a tax benefit or tax detriment) initiated by the IRS or any other relevant taxing authority.

Affiliate:  with respect to any specified person or entity, a person or entity
---------
that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under the common control with, such specified person or entity; provided, however, that Parent and Sub shall not be deemed to be Affiliates of each other for purposes of this Agreement.

Affiliated Group:  an affiliated group of corporations within the meaning of
----------------
Code section 1504(a) for the taxable period in question.

Agent: Boston EquiServe Limited Partnership, the distribution agent appointed by
-----
Parent to distribute shares of Sub Common Stock pursuant to the Distribution.


Assumed Liabilities:  collectively, all of the Liabilities and other obligations
-------------------
of Parent listed on Annex II hereto.
                    --------

Bids, Quotations and Proposals:  the bids, quotations or proposals which have
------------------------------
been submitted or made by the Contributed Businesses, or Parent on behalf of the Contributed Businesses, which are outstanding as of the Distribution Date.

Books and Records:  the books and records of Parent (or true and complete copies
-----------------
thereof), including all computerized books and records owned by Parent, which relate principally to the Contributed Businesses, including without limitation all such books and records relating to Transferred Employees, the purchase of materials, supplies and services, the manufacture and sale of products by the Contributed Businesses or dealings with customers of the Contributed Businesses and all files relating to any Action being assumed by Sub as part of the Assumed Liabilities.

Carryback Item: any net operating loss, net capital loss, unused general
--------------
business tax credit, or any other Tax Item of the Sub Affiliated Group which under the Code or any other applicable Income Tax law can be used to generate a tax benefit for the Parent Affiliated Group.

Cash Amount:  an amount of cash and cash equivalents equal to $10,000,000,
-----------
increased by the sum of cash generated, or decreased by the sum of cash used, as the case may be, during the period from September 1, 1996 through the Distribution Date, by the Contributed Businesses by operations, investing activities, and the effect of exchange rate changes on cash in accordance with generally accepted accounting principles consistent with the guidance of Statement of Financial Accounting Standards ("SFAS") No. 95, increased by fifty percent (50%) of the amount of DTN Expenses paid by Parent prior to the Distribution Date, and decreased by the net proceeds paid to Data Translation Ltd. and Data Translation GmbH in connection with the transfers provided for in
Section 2.3 hereof.

COBRA:  the Consolidated Omnibus Budget Reconciliation Act of 1985.
-----

Code:  the Internal Revenue Code of 1986, as amended.
----

Contributed Assets:  collectively, all of the assets and properties of Parent
------------------
identified on Annex I hereto.
              -------

Contributed Businesses:  the businesses referred to as such in the first WHEREAS
----------------------
clause of this Agreement.

Conveyancing and Assumption Instruments:  collectively, the various agreements,
---------------------------------------
instruments and other documents to be entered into in order to effect the transfer to Sub of the Contributed Assets, and the assumption by Sub of the Assumed Liabilities in the manner contemplated by this Agreement.

Corporate Services Agreement:  the Corporate Services Agreement, substantially
----------------------------
in the form of  Exhibit A hereto, pursuant to which Sub will provide to Parent
                ---------
certain corporate services specified therein.

Disclosing party:  shall have the meaning set forth in Section 7.5.2 hereof.
----------------

Dispute:  shall have the meaning set forth in Section 10.1 hereof.
-------

Distribution:  the distribution as a dividend to holders of Parent Common Stock
------------
of Sub Common Stock on the basis provided in Section 4.1 hereof, which shall be effective on the Distribution Date.

Distribution Date:  the date as of which the Distribution shall be effected as
-----------------
determined by Parent's Board of Directors.

DTN Expenses: shall have the meaning set forth in Section 6.11 hereof.
------------

Establishment Date:  shall have the meaning set forth in Section 8.2.1 hereof.
------------------

Event of Loss:  the incurrence by Parent or any member of the Parent Affiliated
-------------
Group of any liability for Income Tax as a result of the failure of the Distribution to qualify as a transaction described in Code section 355.

Final Determination:  the final resolution of any tax liability (including all
-------------------
related interest and penalties) for a taxable period. A Final Determination shall result from the first to occur of: (a) the expiration of thirty (30) days after the official IRS acceptance of a Waiver of Restrictions on Assessment and Collection of Deficiency in Tax and Acceptance of Overassessment on Federal Revenue Form 870 or 870-AD (or any successor comparable form or the expiration of a comparable period with respect to any comparable agreement or form under the laws of other jurisdictions), unless, within such period, the taxpayer gives notice to the other party of the taxpayer's intention to attempt to recover all or part of any amount paid pursuant to the Waiver by the filing of a timely claim for refund; (b) a decision, judgment, decree or other order by a court of competent jurisdiction with respect to any tax liability that is not subject to further judicial review (by appeal or otherwise) has become final; (c) the execution of a closing agreement under section 7121 of the Code or the official acceptance by the IRS of an offer in compromise under section 7122 of the Code, or comparable agreements under the laws of other jurisdictions; (d) the expiration of the time for filing a claim for refund or for instituting suit in respect of a claim for refund disallowed in whole or part by the IRS; (e) any other final disposition of the tax liability for such period by reason of the expiration of the applicable statute of limitations; or (f) any other event that the parties agree is a final and irrevocable determination of the liability at issue.

Form 10:  the registration statement on Form 10 filed by Sub with the Securities
-------
and Exchange Commission to effect the registration of the Sub Common Stock pursuant to the Securities Exchange Act of 1934, as amended.

Income Taxes:  all Federal, state and local taxes imposed upon, or measured by,
------------
income and such related franchise, excise and similar taxes as have been customarily included in the provision for income taxes on Parent's financial statements, together with all related interest, penalties and additions to tax.

Indemnifiable Losses:  with respect to any claim by an Indemnified Party for
--------------------
indemnification authorized pursuant to Section 5 hereof, any and all losses, liabilities, claims, damages, obligations, payments, costs and expenses (including without limitation the costs and expenses of any and all Actions, demands, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and disbursements in connection therewith) suffered by such Indemnified Party with respect to such claim.

Indemnified Party:  any person or entity who is entitled to receive payment from
-----------------
an Indemnifying Party pursuant to Section 5 hereof.

Indemnifying Party:  any party who is required to pay any other person or entity
------------------
pursuant to Section 5 hereof.

Indemnity Payment:  the amount an Indemnifying Party is required to pay an
-----------------
Indemnified Party pursuant to Section 5 hereof.

Information:  shall have the meaning set forth in Section 7.2 hereof.
-----------

Information Statement:  the information statement to be sent to the holders of
---------------------
Parent Common Stock in connection with the Distribution.

Insurance Proceeds:  those monies received by an insured from an insurance
------------------
carrier or paid by an insurance carrier on behalf of the insured.

Intellectual Property Agreement:  the Intellectual Property Agreement,
-------------------------------
substantially in the form of Exhibit B hereto, pursuant to which Parent and Sub
                             ---------
are providing for certain matters involving intellectual property.

IRS: the United States Internal Revenue Service or any successor thereto,
---
including, but not limited to, its agents, representatives and attorneys.

Liabilities:  any and all debts, liabilities and obligations, whether or not
-----------
accrued, contingent (known or unknown) or reflected on a balance sheet, including without limitation those arising under any law, rule, regulation, Action, order or consent decree of any governmental entity or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

Other Taxes:  all taxes (including all related interest and penalties) other
-----------
than Income Taxes or Transfer Taxes.

Parent Adjustment Options:   Parent Stock Options as adjusted as set forth in
-------------------------
Section 8.7.1 hereof.

Parent Affiliated Group:  for each taxable period, the Affiliated Group of which
-----------------------
Parent or any successor of Parent is the common parent.

Parent Assets: all assets held by any member of the Parent Group, or a direct or
-------------
indirect foreign subsidiary of any such member, immediately after the Distribution Date.

Parent Common Stock:  the common stock of Parent, par value $.01 per share.
-------------------

Parent Group:  with respect to any taxable period, the corporations that were
------------
members of the Parent Affiliated Group during such period, exclusive of the corporations that are included in the Sub Affiliated Group immediately after the Distribution Date.

Parent Insurance Policies:  all policies and contracts of any kind pursuant to
-------------------------
which insurance carriers provide insurance coverage to Parent in respect of claims or occurrences relating to, without limitation, property damage, business interruption, transit, extended coverage, fiduciary liability, employee crime, general liability, products liability, errors and omissions, automobile liability, employer's liability and workers' compensation.

Parent Party:  shall have the meaning set forth in Section 5.5 hereof.
------------

Parent Retirement Plan:  shall have the meaning set forth in Section 8.2.1
----------------------
hereof.

Parent Stock Option Plans:  Parent's Key Employee Incentive Plan (1982) and Key
-------------------------
Employee Incentive Plan (1992).


Parent Stock Options:  options to acquire Parent Common Stock granted under the
--------------------
Parent Stock Option Plans, prior to adjustment as set forth in Section 8.7 hereof.

Pre-Distribution Income Tax Liabilities:  the liability of members of the Parent
---------------------------------------
Affiliated Group for Income Taxes for all taxable periods beginning before the day following the Distribution Date. A liability described in the previous sentence is a Pre-Distribution Income Tax Liability whether the liability has been previously assessed in whole or in part or is assessed in whole or in part after the date of this Agreement, and whether the liability is or was imposed on the Parent Affiliated Group collectively or on any member of the Parent Affiliated Group separately.

Privilege:  shall have the meaning set forth in Section 7.6.1 hereof.
---------

Privileged Information:  shall have the meaning set forth in Section 7.6.1
----------------------
hereof.

Receiving party:  shall have the meaning set forth in Section 7.5.2 hereof.
---------------

Record Date:  the date determined by Parent's Board of Directors as the record
-----------
date for the Distribution.

Related Agreements:  the Conveyancing and Assumption Instruments, the Corporate
------------------
Services Agreement, the Intellectual Property Agreement and the Use and Occupancy Agreement.

Retained Business:  the business referred to as such in the second WHEREAS
-----------------
clause of this Agreement.

Retained Liabilities:  collectively, all of the Liabilities and obligations of
--------------------
Parent listed on Annex III hereto.
                 ---------

Retirement Plan Transfer Date:  shall have the meaning set forth in Section
-----------------------------
8.2.2 hereof.

Sale of Business Agreement:  that certain Sale of Business Agreement made on
--------------------------
November 11, 1996 among Data Translation Networking Limited, Parent, Applied Training Limited and Specialist Computer Holdings Limited.

Securities Act:  the Securities Act of 1933, as amended, and the rules and
--------------
regulations promulgated thereunder.

Sub Adjustment Options:  options to purchase Sub Common Stock issued as part of
----------------------
an adjustment to Parent Stock Options as set forth in Section 8.7.1 hereof.

Sub Adjustment Stock Option Plan:  a stock option plan, substantially in the
--------------------------------
form of Exhibit C hereto, pursuant to which Sub will issue the Sub Adjustment
        ---------
Options.

Sub Affiliated Group:  for each taxable period beginning after the Distribution
--------------------
Date, the Affiliated Group of which Sub is the common parent, or if Sub is not the common parent of an Affiliated Group, then Sub.


Sub Assets:  all of the assets held by any member of the Sub Affiliated Group,
----------
or a direct or indirect foreign subsidiary of any such member, immediately after the Distribution Date.


Sub Claims:  any claim with respect to injury, loss, Liability, damage or
----------
expense that (a) is or was incurred or asserted by a third party to have been incurred on or prior to the Distribution Date in, or in connection with, the conduct of the Contributed Businesses or the operation of the Contributed Assets and (b) arose or may have arisen out of one or more occurrences or events that are or may be insured or insurable under one or more of Parent's Insurance Policies.

Sub Common Stock:  the common stock of Sub, par value $.01 per share.
----------------

Sub Party:  shall have the meaning set forth in Section 5.5 hereof.
---------

Sub Retirement Plan:  shall have the meaning set forth in Section 8.2.1 hereof.
-------------------

Sub Welfare/Fringe Benefit Plans:  shall have the meaning set forth in Section
--------------------------------
8.3.1 hereof.


Tax Indemnitee:   shall have the meaning set forth in Section 11.5.1.1 hereof.
--------------



Tax Indemnitor:   shall have the meaning set forth in Section 5.3.1.
--------------

Third Party Claims:  shall have the meaning set forth in Section 5.3.1 hereof.
------------------


Transaction Taxes:  all U.S. and foreign taxes (including without limitation all
-----------------
patent, copyright and trademark transfer taxes and recording fees, and all interest and penalties related thereto), other than Income Taxes, incurred by any member of the Parent Affiliated Group or the Sub Affiliated Group or any direct or indirect foreign subsidiary of the foregoing to consummate the transactions provided for in this Agreement; provided, however, Transaction Taxes shall not include any costs (as determined in Section 6.11 hereof) or taxes incurred in connection with Data Translation Networking Limited.

Transferred Employees:  the employees of Parent listed on Schedule 1.1 hereof,
---------------------                                     ------------
as such schedule shall be amended and updated as of the Distribution Date.

Use and Occupancy Agreement:  the Use and Occupancy Agreement, substantially in
---------------------------
the form of Exhibit D hereto, relating to the continued use and occupancy of a
            ---------
portion of the facilities located at 100 Locke Drive, Marlboro, MA by Parent for a transition period following the Distribution Date.

Section 2    REORGANIZATION AND RELATED TRANSACTIONS.
             ---------------------------------------

Section 2.1  The Reorganization.
             ------------------

Section 2.1.1 Subject to the terms and conditions of this Agreement, Parent and Sub shall use their respective best efforts to cause, on or prior to the Distribution Date, (a) all of Parent's right, title and interest in and to the Contributed Assets to be conveyed, assigned, transferred and delivered to Sub, free and clear of all liens or encumbrances in favor of Parent and (b) all of Parent's duties, obligations and responsibilities under the Assumed Liabilities to be assumed by Sub.

Section 2.1.2 At the time of the contribution of the Contributed Assets to Sub as provided in Section 2.1.1 hereof, Parent shall transfer to Sub an amount in cash and cash equivalents (the "Interim Cash Amount") determined as if October 31, 1996 had been the Distribution Date for purposes of such determination. As promptly as practicable after the Distribution Date (but in any event within twenty (20) days following the Distribution Date), Parent and Sub shall jointly determine, and shall cause Sub's independent public accountants, Arthur Andersen LLP, to certify the Cash Amount. If the Interim Cash Amount is less than the Cash Amount then Parent shall pay to Sub, within five business days after the final determination of the Cash Amount, the full amount by which the Cash Amount exceeds the Interim Cash Amount in cash or cash equivalents, without interest thereon. If the Interim Cash Amount is greater than the Cash Amount then Sub shall pay to Parent, within five business days after the final determination of the Cash Amount, the full amount by which the Interim Cash Amount exceeds the Cash Amount, in cash or cash equivalents, without interest thereon.

Section 2.1.3 Subject to Section 6.3 hereof, to the extent that any such conveyances, assignments, transfers and deliveries shall not have been so consummated on the Distribution Date, Parent and Sub shall cooperate to effect such consummation as promptly thereafter as shall be practicable, it nonetheless being understood and agreed by Parent and Sub that neither shall be liable in any manner to any person who is not a party to this Agreement for any failure of any of the transfers contemplated by this Section 2 to be consummated on or subsequent to the Distribution Date. Whether or not all of the Contributed Assets or the Assumed Liabilities shall have been legally transferred to Sub as of the Distribution Date, Parent and Sub agree that, as of the Distribution Date, Sub shall have, and shall be deemed to have acquired, complete and sole beneficial ownership over all of the Contributed Assets, except as described herein with respect to assets which are non-assignable, together with all of Parent's rights, powers and privileges (except as provided in Section 7.6 hereof) incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Assumed Liabilities and all of Parent's duties, obligations and responsibilities incident thereto.

Section 2.1.4 In furtherance of the transfers and assumptions contemplated by the foregoing Section 2.1.1 and subject to the terms of Section 5 hereof, Parent and Sub, as between the two of them, acknowledge and agree as follows: (a) Parent and its Affiliates shall have no obligation or liability of any kind to Sub or its Affiliates for any condition existing at or prior to the Distribution Date or for any conduct, act or omission by or on behalf of Parent, its Affiliates or any other person on, or at any time prior to, the Distribution Date, and Sub and its Affiliates shall have no claims, or right to bring a claim or Action, against Parent or its Affiliates with respect thereto, including without limitation any claim or Action arising out of (i) the operation of the Contributed Businesses on or before the Distribution Date, (ii) any advice, rights, products or services made available to the Contributed Businesses, on or before the Distribution Date, by Parent, its Affiliates or any other person,
(iii) the Assumed Liabilities or (iv) the formation of Sub; except for, and to the extent of, any responsibilities specifically retained by Parent or any of its Affiliates pursuant to the terms of this Agreement or any of the Related Agreements; and (b) Sub and its Affiliates shall have no obligation or liability of any kind to Parent or its Affiliates for any condition existing at or prior to the Distribution Date or for any conduct, act or omission by or on behalf of Sub, its Affiliates or any other person on, or at any time prior to, the Distribution Date, and Parent and its Affiliates shall have no claims, or right to bring a claim or Action, against Sub or its Affiliates with respect thereto, including without limitation any claim or Action arising out of (i) the operation of the Retained Business on or before the Distribution Date, (ii) any advice, rights, products or services made available to Parent or its Affiliates, on or before the Distribution Date, by the Contributed Businesses or any other person or (iii) the Retained Liabilities; except for, and to the extent of, any responsibilities specifically assumed by Sub or any of its Affiliates pursuant to the terms of this Agreement or any of the Related Agreements.

Section 2.2  Consideration.  In consideration of the conveyance, assignment,
             -------------
transfer and delivery of the Contributed Assets being made pursuant to Section
2.1 hereof, Sub agrees to assume the Assumed Liabilities and to issue and deliver to the Agent for delivery to stockholders of Parent as of the Record Date certificates representing the number of shares of Sub Common Stock provided for in Section 4.1 hereof.

Section 2.3  Foreign Transfers.  On or prior to the Distribution Date, (a) all
             -----------------
of the assets and liabilities of Data Translation Ltd. and Data Translation GmbH relating to the Retained Business will be transferred to newly-formed corporations incorporated under the laws of the respective countries as subsidiaries of Parent and (b) the stock of Data Translation Networking Limited, Data Translation Ltd. and Data Translation GmbH will be contributed by Parent to the capital of Sub.

Section 2.4  Parent Approval.  Parent shall cooperate with Sub in effecting, and
             ---------------
if so requested by Sub, Parent shall, as the sole stockholder of Sub, approve or ratify any actions which are reasonably necessary or desirable to be taken by Sub to effectuate the transactions contemplated by this Agreement in a manner consistent with the terms of this Agreement, including without limitation (a) the election or appointment of directors and officers of Sub to serve in such capacities following the Distribution Date and (b) the approval of appropriate plans, agreements and arrangements for Transferred Employees and non-employee members of Sub's board of directors (including without limitation plans, agreements or arrangements pursuant to which Sub Common Stock would be acquired by Transferred Employees).

Section 3    ASSUMPTION AND RETENTION OF LIABILITIES.
             ---------------------------------------

Section 3.1  Assumed Liabilities.  Upon the terms and subject to the conditions
             -------------------
set forth in this Agreement and in addition to any other Liabilities otherwise expressly assumed by Sub pursuant to this Agreement, the Related Agreements or any other agreement contemplated by this Agreement, Sub hereby agrees with Parent to assume, pay, perform and discharge in due course any and all Assumed Liabilities.

Section 3.2  Retained Liabilities.  Upon the terms and subject to the conditions
             --------------------
set forth in this Agreement and in addition to any other Liabilities otherwise expressly retained by Parent pursuant to this Agreement, the Related Agreements or any other agreement contemplated by this Agreement, Parent hereby agrees with Sub that Parent shall pay, perform and discharge in due course any and all Retained Liabilities.

Section 4    THE DISTRIBUTION.
             ----------------

Section 4.1  The Distribution.  On the Distribution Date, Parent shall deliver
             ----------------
to the Agent the certificate for 100 shares of Sub Common Stock which were owned by Parent prior to the Distribution. Upon receipt from Parent of a certificate as to the number of shares of Parent Common Stock outstanding on the Record Date, Sub shall deliver to the Agent, for the benefit of holders of record of Parent Common Stock on the Record Date, a stock certificate representing, in the aggregate (and rounded down to the nearest whole share), a number of shares representing one share of Sub Common Stock for every 4 shares of Parent Common Stock outstanding on the Record Date (less the 100 shares of Sub Common Stock owned prior to the Distribution Date), and shall instruct the Agent to distribute as promptly as practicable following the Distribution Date to holders of record of Parent Common Stock on the Record Date one share of Sub Common Stock for every 4 shares of Parent Common Stock and cash in lieu of fractional shares of Sub Common Stock obtained in the manner provided in Section 4.2 hereof. Sub agrees to provide to the Agent sufficient certificates in such denominations as the Agent may request in order to effect the Distribution. All of the shares of Sub Common Stock issued in the Distribution shall be fully paid, nonassessable and free of preemptive rights.

Section 4.2  Fractional Shares.  No certificate or scrip representing fractional
             -----------------
shares of Sub Common Stock shall be issued as part of the Distribution and in lieu of receiving fractional shares, each holder of Parent Common Stock who would otherwise be entitled to receive a fractional share of Sub Common Stock pursuant to the Distribution will receive cash for such fractional share. Parent and Sub agree that Parent shall instruct the Agent to determine the number of whole shares and fractional shares of Sub Common Stock allocable to each holder of record of Parent Common Stock as of the Record Date, to aggregate all such fractional shares into whole shares and to sell the whole shares obtained thereby in the open market at then prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests and to distribute to each such holder such holder's ratable share of the total proceeds of such sales (net of any commissions incurred in connection with such sales), net of any amount required to be withheld under applicable law.

Section 4.3  Parent Board Action.
             -------------------

Section 4.3.1 This Agreement and the Related Agreements have been approved by the Board of Directors of Parent and the consummation of the transactions provided for herein or therein shall only be effected after the Distribution has been declared by the Board of Directors of Parent and the satisfaction of any other conditions as determined by the Board of Directors of Parent.

Section 4.3.2 The Board of Directors of Parent, in its discretion, shall establish the Record Date and the Distribution Date and all appropriate procedures to be followed by Parent's stockholders in connection with the Distribution.

Section 5    SURVIVAL, INDEMNIFICATION, CLAIMS AND OTHER MATTERS.
             ---------------------------------------------------

Section 5.1  Survival of Agreements.
             ----------------------

Section 5.1.1 All covenants and agreements of the parties in this Agreement shall survive the Distribution Date.

Section 5.1.2  Except as specifically provided herein, the provisions of this
Section 5 shall terminate and be of no further force and effect on the tenth anniversary of the Distribution Date. Such termination shall in no way limit the obligations of Sub with respect to the Assumed Liabilities or the obligations of Parent with respect to the Retained Liabilities and related indemnification rights under this Agreement, which shall survive indefinitely.

Section 5.1.3 The obligations under Sections 5, 6, 7 and 11 of this Agreement of Sub and Parent shall survive the sale or other transfer by either of them of any assets or businesses or the assignment by either of them of any Liabilities. To the extent that Parent transfers to another party any of its Retained Liabilities (except for such amounts of Retained Liabilities which in any individual instance are not material), Parent shall cause such transferee of such Retained Liabilities to assume specifically its obligations with respect thereto under this Agreement and to fulfill its obligations related to such Retained Liabilities. To the extent Sub transfers to another party any of the Assumed Liabilities (except for such amounts of Assumed Liabilities which in any individual instance are not material), Sub shall cause such transferee to assume specifically its obligations with respect thereto under this Agreement and to fulfill its obligations related to such Assumed Liabilities. The failure of the transferee to fulfill its obligations with respect to the Retained Liabilities or the Assumed Liabilities shall not relieve Parent or Sub, as the case may be, of its obligations hereunder with respect thereto.

Section 5.2  Indemnification.
             ---------------

Section 5.2.1 Parent shall indemnify, defend and hold harmless Sub, each of its directors, officers, employees and agents and each Affiliate of Sub from and against any and all Indemnifiable Losses of Sub or any of its Affiliates arising out of or due to, directly or indirectly, (a) any Third Party Claims in connection with any of the Retained Liabilities, (b) Third Party Claims that the information included in the Information Statement or the Form 10 under the captions set forth on Schedule 5.2.1 hereto is false or misleading with respect
                      --------------
to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (c) Third Party Claims that Parent or its Affiliates failed to perform, or violated, any provision of this Agreement which is to be performed or complied with by Parent or its Affiliates or (d) breaches of this Agreement by Parent or its Affiliates.


Section 5.2.2 Sub shall indemnify, defend and hold harmless Parent, each of its directors, officers, employees and agents and each Affiliate of Parent from and against any and all Indemnifiable Losses of Parent or any of its Affiliates arising out of or due to, directly or indirectly, (a) any Third Party Claims in connection with any of the Assumed Liabilities, (b) Third Party Claims that the information included in the Information Statement or the Form 10 under the captions set forth on Schedule 5.2.2 hereto is false or misleading with respect
                      --------------
to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (c) Third Party Claims that Sub or its Affiliates failed to perform, or violated, any provision of this Agreement which is to be performed or complied with by Sub or its Affiliates,
(d) breaches of this Agreement by Sub or its Affiliates, (e) subject to Section
6.11 hereof, claims or obligations in connection with the winding down of the business and affairs of Data Translation Networking Limited, including without limitation claims or obligations related to or arising out of the Sale of Business Agreement and the transactions contemplated thereby (excluding any breach by Parent or its Affiliates of Parent's covenants set forth in clause 12 of such agreement) or (f) subject to Section 6.11 hereof, any guarantees or similar undertakings which may have been granted prior to the Distribution Date on behalf of Sub or one of its Affiliates or for the benefit of the Contributed Businesses.


Section 5.2.3 Amounts required to be paid pursuant to this Section 5 are hereinafter sometimes collectively called "Indemnity Payments" and are individually called an "Indemnity Payment." The amount by which any party (an "Indemnifying Party") is required to pay to any other party (an "Indemnified Party") pursuant to Section 5.2.1 or Section 5.2.2 shall be reduced (including retroactively) by any insurance proceeds or other amounts actually recovered by such Indemnified Party in reduction of the related Indemnifiable Loss. If an Indemnified Party shall have received an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently actually receive insurance proceeds or other amounts (such as judgment or settlement amounts) in respect of such Indemnifiable Loss, then such Indemnified Party shall pay to such Indemnifying Party a sum equal to the lesser of the amount of such insurance proceeds or other amounts actually received or the net amount of Indemnity Payments actually received previously. The Indemnified Party agrees that the Indemnifying Party shall be subrogated to such Indemnified Party under any insurance policy.

Section 5.2.4 PARENT'S AND SUB'S RESPECTIVE OBLIGATIONS PURSUANT TO SECTION 5.2.1(d) AND SECTION 5.2.2(d) SHALL BE LIMITED TO DIRECT AND ACTUAL DAMAGES, TO THE EXCLUSION OF INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES. THIS SECTION
5.2.4 SHALL NOT APPLY TO (a) ANY FAILURE BY SUB OR ITS AFFILIATES TO ASSUME, PAY, PERFORM OR DISCHARGE ANY AND ALL ASSUMED LIABILITIES OR (b) ANY FAILURE BY PARENT OR ITS AFFILIATES TO PAY, PERFORM OR DISCHARGE ANY AND ALL RETAINED LIABILITIES OR (c) ANY BREACH BY PARENT OR SUB OF THEIR RESPECTIVE INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT, INCLUDING THE INDEMNITY OBLIGATIONS SET FORTH IN THIS SECTION 5.

Section 5.2.5 Indemnification obligations contained elsewhere in this Agreement shall be subject to the provisions of this Section 5.

Section 5.3  Procedure for Indemnification of Third Party Claims.
             ---------------------------------------------------

Section 5.3.1 If either party shall receive notice of any claim or Action brought, asserted, commenced or pursued by any person or entity not a party to this Agreement (herein referred to as a "Third Party Claim"), with respect to which the other party is or may be obligated to make an Indemnity Payment, it shall give such other party prompt written notice thereof (including any pleadings relating thereto) after becoming aware of such Third Party Claim, specifying in reasonable detail the nature of the Third Party Claim and the amount or estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim); provided, however, that the failure of a party to give notice as provided in this Section 5.3.1 shall not relieve the other party of its indemnification obligations under this
Section 5, except to the extent that such other party is actually prejudiced by such failure to give notice.

Section 5.3.2 The Indemnifying Party may elect to defend or seek to settle or compromise any Third Party claim as to which a claim for indemnification hereunder has been asserted, at the Indemnifying Party's own expense and by counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party, by so notifying the Indemnified Party within thirty (30) days after the Indemnified Party has given notice of the Third Party Claim in accordance with Section 5.3.1 hereof (or such earlier time as may be necessary for the Indemnified Party to submit a responsive pleading required in connection with the Third Party Claim). Unless the Indemnifying Party fails to assume the defense or to seek to settle or compromise the Third Party Claim in a timely manner, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense, settlement or compromise of the Third Party Claim; provided, however, that if, in the reasonable judgment of the Indemnified Party, based on the advice of counsel, a conflict of interest between the Indemnified Party and the Indemnifying Party exists with respect to the Third Party Claim, the Indemnified Party shall have the right to employ one counsel selected by it and reasonably acceptable to the Indemnifying Party, and in that event, the reasonable fees and expenses of such separate counsel shall be paid by the Indemnifying Party. Once the Indemnifying Party has assumed the defense of any Third Party Claim, it must actively and diligently defend or seek to settle or compromise the Third Party Claim until conclusion of the matter, unless the Indemnified Party agrees to the Indemnifying Party's withdrawal.

Section 5.3.3 If the Indemnifying Party responds to a notice of Third Party Claim by denying its obligation to indemnify the person or entity claiming a right of defense and indemnification under this Agreement, or if the Indemnifying Party fails to defend in a timely manner, the Indemnified Party shall be entitled to defend or seek to settle or compromise such Third Party Claim by counsel selected by it. In addition, if it is later determined, through procedures referenced in Section 10 of this Agreement, or by agreement of the parties, that the Indemnifying Party wrongly denied its indemnification obligation with respect to, or failed to timely defend, such claim, then the Indemnifying Party shall (a) reimburse the Indemnified Party for all costs and expenses (other than salaries of officers and employees) reasonably incurred by the Indemnified Party in connection with its defense, settlement or compromise of the Third Party Claim and (b) be estopped from challenging a judgment, order, settlement or compromise resolving the Third Party Claim entered into in good faith by the Indemnified Party (if such claim has been resolved prior to the conclusion of the proceeding between the Indemnified Party and the Indemnifying Party). The Indemnifying Party, after initially rejecting a claim for defense or indemnification by the Indemnified Party, may, at any time prior to the resolution of the Third Party Claim, assume the defense of, or seek to settle or compromise said claim, provided that (i) the Indemnifying Party reimburses the Indemnified Party for all costs and expenses (other than salaries of officers and employees) reasonably incurred by the Indemnified Party in connection with the defense of such claim (including costs incurred in the transition of the defense from the Indemnified Party to the Indemnifying Party) and (ii) the assumption of the defense of the Third Party Claim will not prejudice or cause harm to the Indemnified Party.

Section 5.3.4 With respect to any Third Party Claim relating to any matter subject to a claim for indemnification hereunder, no party shall enter into any compromise or settlement or consent to the entry of any judgment which (a) does not include as a term thereof the giving by the third party of a release to the Indemnified Party of all further liability in respect of such Third Party Claim or (b) imposes any obligation on the Indemnified Party without said Indemnified Party's written consent (which consent shall not be unreasonably withheld), except an obligation to pay money which the

Indemnifying Party has agreed to pay on behalf of the Indemnified Party. In the event that an Indemnified Party enters into any such compromise, settlement or consent without the written consent of the Indemnifying Party (other than as contemplated by Section 5.3.3 hereof), the entry of such compromise, settlement or consent shall relieve the Indemnifying Party of its indemnification obligation related to the Third Party Claim underlying such compromise, settlement or consent.

Section 5.3.5 Upon final judgment, determination, settlement or compromise of any Third Party Claim, and unless otherwise agreed to by the parties in writing, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by final judgment, determination, settlement or compromise. Upon the payment in full by the Indemnifying Party of such amount, the Indemnifying Party shall succeed to the rights of such Indemnified Party to the extent not waived in settlement, against the third party who made such Third Party Claim and any other person who may have been liable to the Indemnified Party with respect to the indemnified matter.

Section 5.3.6 If the Indemnifying Party elects to defend or to seek to settle or compromise the Third Party Claim, the Indemnified Party shall make available to the Indemnifying Party any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense, settlement or compromise, and shall otherwise cooperate in the defense, settlement or compromise of the Third Party Claim; provided, however, that nothing in this Section 5.3.6 shall be deemed to require the waiver of any privilege, including attorney-client privilege, or protection afforded by the attorney work product doctrine. In addition, regardless of the party actually defending a Third Party Claim for which there is an indemnity obligation under Section 5.2 hereof, the parties shall give each other regular status reports relating to such action with detail sufficient to permit the other party to assert and protect its rights and obligations under this Agreement.

Section 5.3.7 The provisions of this Section 5.3 shall survive in perpetuity and shall be the exclusive procedures for any Third Party Claims subject to the provisions of Section 5.2.1 or 5.2.2 hereof.

Section 5.4  Other Claims.  Any claim on account of an Indemnifiable Loss which
             ------------
does not result from a Third Party Claim shall be asserted by written notice from the Indemnified Party to the Indemnifying Party. The Indemnifying Party shall have a period of sixty (60) days (or such shorter time period as may be required by law as indicated by the Indemnified Party in the written notice) within which to respond. If the Indemnifying Party does not respond within such sixty (60) day (or lesser) period, the Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such claim. If the Indemnifying Party does respond within such sixty (60) day (or lesser) period and rejects such claim in whole or in part, the Indemnified Party shall be free to pursue resolution of the matter as provided in Section 10 hereof.

Section 5.5  Certain Losses.  If the indemnification provided for in Section 5.2
             --------------
is unavailable to an Indemnified Party in respect of any Indemnifiable Loss arising out of or related to information contained in the Information Statement of the Form 10, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Indemnifiable Loss, in such proportion as is appropriate to reflect the relative fault of Sub, each of its directors, each of its officers who have signed any registration statement and each Affiliate of Sub (a "Sub Party") on the one hand and Parent and each Affiliate of Parent (a "Parent Party") on the other hand in connection with the statements or omissions which resulted in such Indemnifiable Loss. The relative fault of a Sub Party on the one hand and of a Parent Party on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by a Sub Party on the one hand or a Parent Party on the other hand.

Section 5.6  No Beneficiaries.  Except to the extent expressly provided
             ----------------
otherwise in this Section 5, the indemnification provided for by this Section 5 shall not inure to the benefit of any third party or parties and shall not relieve any insurer who would otherwise be obligated to pay any claim of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, provide any subrogation rights with respect thereto and each party agrees to waive such rights against the other to the fullest extent permitted.

Section 5.7  Named Parties.  The parties hereto acknowledge that it may not be
             -------------
feasible to substitute Sub (or one of its Affiliates) for Parent (or one of its Affiliates) as a named party in Actions, whether domestic or foreign, constituting Assumed Liabilities. In such event, Parent (or one of its Affiliates) shall remain as a named party, but, following the Distribution Date, Sub (or one of its Affiliates) shall assume the defense of any such Action in accordance with the provisions of Section 5.3 hereof and Parent and its Affiliates shall cooperate with Sub as contemplated by Section 5.3 and Section 7 hereof. Parent shall as promptly as practicable seek to have its name changed to "Media 100 Inc." in all Actions, whether domestic or foreign, constituting Retained Liabilities.

Section 6    CERTAIN ADDITIONAL MATTERS.
             --------------------------

Section 6.1  Conveyancing and Assumption Instruments.  In connection with the
             ---------------------------------------
transfer, conveyance, assignment and delivery of the Contributed Assets and the assumption of the Assumed Liabilities contemplated by this Agreement, Parent and Sub agree to execute or cause to be executed by the appropriate parties and to deliver to each other, as appropriate, the Conveyancing and Assumption Instruments.

Section 6.2  No Representations or Warranties.  Except as provided in Section
             --------------------------------
2.1 hereof, Sub understands and agrees that Parent is not in this Agreement or in any other agreement or document contemplated by this Agreement, representing or warranting in any way (a) as to the value or freedom from encumbrance of, or as to any other matter concerning, any Contributed Assets or (b) as to the legal sufficiency to convey title to any

Contributed Assets of the execution, delivery and filing of the Conveyancing Instruments, IT BEING UNDERSTOOD THAT ALL SUCH ASSETS ARE BEING TRANSFERRED "AS IS, WHERE IS" and without any representation or warranty of any kind, express or implied (the implied warranties of merchantability and fitness for a particular purpose being hereby specifically disclaimed), and that Sub shall bear the economic and legal risk that any conveyance of such assets shall prove to be insufficient or that Sub's title to any such assets shall be other than good and marketable and free from encumbrances. Similarly, Sub understands and agrees that Parent is not in this Agreement or in any other agreement or document contemplated by this Agreement representing or warranting in any way that the obtaining of the consents or approvals, the execution and delivery of any amendatory agreements and the making of the filings and applications contemplated by this Agreement shall satisfy the provisions of all applicable laws or judgments, it being understood and agreed that, subject to Section 6.3 hereof, Sub shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of law or judgments are not complied with. The foregoing, however, shall not limit any responsibilities which Parent may have to use its commercially reasonable efforts to effect transfers under the other provisions of this Agreement.


Section 6.3  Further Assurances; Subsequent Transfers.
             ----------------------------------------

Section 6.3.1 Each of Parent and Sub will execute and deliver such further instruments of conveyance, transfer and assignment and will take such other actions as each of them may reasonably request of the other in order to effectuate the purposes of this Agreement and to carry out the terms hereof. Without limiting the generality of the foregoing, at any time and from time to time after the Distribution Date, at the request of Sub and without the payment of any further consideration, Parent will execute and deliver to Sub such other instruments of transfer, conveyance, assignment and confirmation and take such action as Sub may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Sub and to confirm Sub's title to all of the Contributed Assets, to put Sub in actual possession and operating control thereof and to permit Sub to exercise all rights with respect thereto (including without limitation rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained) and Sub will execute and deliver to Parent all instruments, undertakings or other documents and take such other action as Parent may reasonably deem necessary or desirable in order to have Sub fully assume and discharge the Assumed Liabilities and relieve Parent of any Liability or obligations with respect thereto and evidence the same to third parties. Notwithstanding the foregoing, Parent and Sub shall not be obligated, in connection with the foregoing, to expend monies other than reasonable out-of-pocket expenses and attorneys' fees.

Section 6.3.2 Parent and Sub will use their best efforts to obtain any consent, approval or amendment required to novate and/or assign all agreements, leases, licenses and other rights of any nature whatsoever relating to the Contributed Assets to Sub; provided, however, that Parent shall not be obligated to pay any consideration therefor (except for filing fees and other administrative charges) to the third party from whom such consents, approvals and amendments are requested. In the event and to the extent that Parent is unable to obtain any such required consent, approval or amendment, (a) Parent shall continue to be bound thereby and (b) unless not permitted by law or the terms thereof, Sub shall pay, perform and discharge fully all the obligations of Parent thereunder from and after the Distribution Date and indemnify Parent for all Indemnifiable Losses arising out of such performance by Sub. Parent shall, without the payment of any further consideration, pay and remit to Sub promptly any monies, rights and other considerations received in respect of such performance. Parent shall exercise or exploit its rights and options under all such agreements, leases, licenses and other rights and commitments referred to in this Section 6.3.2 only as reasonably directed by Sub and at Sub's expense. If and when any such consent shall be obtained or such agreement, lease, license or other right shall otherwise become assignable or able to be novated, Parent shall promptly assign and novate all its rights and obligations thereunder to Sub without payment of further consideration and Sub shall, without the payment of any further consideration, assume such rights and obligations. To the extent that the assignment of any contract or agreement (or their proceeds) pursuant to this Section 6.3 is prohibited by law or not otherwise obtained, the assignment provisions of this Section shall operate to create a subcontract with Sub to perform each relevant unassignable Parent contract at a subcontract price equal to the monies, rights and other considerations received by Parent with respect to the performance by Sub under such subcontract.

Section 6.3.3 All Bids, Quotations and Proposals included in the Contributed Assets shall be transferred to Sub to the extent permitted by law. Parent and Sub shall work together and use their best efforts to preserve such Bids, Quotations and Proposals and facilitate the award of contracts pursuant thereto consistent with applicable laws and regulations. Any contracts awarded pursuant to an outstanding Bid, Quotation or Proposal shall be considered an agreement and treated in the same manner as provided for in the last two sentences of
Section 6.3.2 hereof.

Section 6.4  Sub Officers and Directors.  Sub and Parent shall take all actions
             --------------------------
which may be required to elect or otherwise appoint, as of the Distribution Date, those individuals designated in the Information Statement to be directors or officers of Sub.

Section 6.5  Resignations.  On or prior to the Distribution Date, Parent shall
             ------------
cause all directors and officers of Parent who are not designated in the Information Statement to be directors or officers of Sub following the Distribution Date to resign from their position as a director or officer of Sub.

Section 6.6  Change of Name.  Immediately following the Distribution, Media 100
             --------------
Inc. shall be merged with and into Parent in accordance with, and with the effects set forth in, Section 253 of the General Corporation Law of the State of Delaware, and as a result of such merger, the name of Parent shall be changed to "Media 100 Inc." As promptly as practicable following the foregoing merger, Sub shall change its name to "Data Translation, Inc."

Section 6.7  Related Agreements.  As of the Distribution Date, Parent and Sub
             ------------------
shall enter, and if applicable shall cause their Affiliates to enter, into the Related Agreements.

Section 6.8  Certain Intercompany Arrangements.  Following the Distribution
             ---------------------------------
Date, the parties agree to discuss in good faith the provision of any services and products to be provided by the other, but which inadvertently were not the subject of a written agreement. Nothing in this Section 6.8, however, shall require or authorize Parent or Sub to provide and charge each other for any services other than on the terms and conditions specified in the Corporate Services Agreement or the other Related Agreements.

Section 6.9  Supplies and Documents.  Parent shall have the right to use
             ----------------------
existing supplies and documents (including without limitation invoices, purchase orders, forms, labels, shipping materials, catalogues, sales brochures, operating manuals, instructional documents and similar materials, and advertising material) which have imprinted thereon the name "Data Translation" or trademarks, logotypes or variations comprising the name "Data Translation," for a period not to exceed six (6) months following the Distribution Date; provided, however, that Parent agrees (a) to use only such supplies and documents existing in inventory as of the Distribution Date, to conspicuously state on such supplies and documents when used that they are not documents of Sub and (c) not to order or utilize in any manner any additional supplies and documents containing the name "Data Translation."

Section 6.10  Letters of Credit.  Sub shall use all commercially reasonable
              -----------------
efforts to substitute Sub letters of credit for any Parent letters of credit outstanding on the Distribution Date with respect to obligations of the Contributed Businesses. In addition, Sub shall reimburse Parent for any costs incurred or funds advanced by Parent following the Distribution Date in respect of any such letters of credit.


Section 6.11  Reimbursement of Certain Expenses Relating to Data Translation
              --------------------------------------------------------------
Networking Limited.  Parent hereby agrees to reimburse Sub for fifty percent
------------------
(50%) of the net cost incurred by Sub in completing the winding up of the business of Data Translation Limited ("DTN"); provided that the aggregate amount Parent shall be obligated to reimburse Sub as provided in this Section 6.11 shall in no event exceed $500,000. For purposes of this Section 6.11, all amounts paid by Parent prior to the Distribution, and all amounts paid by Sub after the Distribution, directly or indirectly to DTN or to its creditors or to others claiming by or through any of them in connection with the sale of DTN's business or any of its assets or the winding up of DTN's business through a members' voluntary liquidation or otherwise, shall be deemed to be costs incurred by Sub in completing the winding-up of DTN's business (collectively, "DTN Expenses"). In calculating the net cost incurred by Sub in completing such winding-up, the foregoing costs shall be reduced by the aggregate amount received by DTN from the collection or assignment of its receivables or from the recovery by DTN of any other amounts from third parties which is not applied to the payment of DTN's obligations to third parties in connection with the winding up of its business (collectively, "DTN Proceeds"). Parent's obligations under this Section 6.11 with respect to DTN Expenses incurred prior to the Distribution Date shall be satisfied by appropriate adjustments in connection with the determination of the Cash Amount. Within fifteen (15) days of the end of each calendar month following the Distribution Date, Sub shall certify to Parent in writing as to the aggregate amount of DTN Expenses incurred, and the aggregate amount of DTN Proceeds received, during the preceding month. If the aggregate amount of DTN Expenses is greater than the aggregate amount of DTN Proceeds during such month, Parent will promptly reimburse Sub for fifty percent (50%) of the amount of such excess, subject to the overall limitations on Parent's obligations under this Section 6.11. If the aggregate amount of DTN Proceeds exceeds the aggregate amount of DTN Expenses during such month, Sub will promptly pay over to Parent an amount equal to fifty percent (50%) of such excess. Upon completion of the winding up of the business of DTN, Sub shall certify to Parent in writing that, to the best of its knowledge, all of DTN's obligations have been discharged, and that no further DTN Proceeds are reasonably likely to be collected.

Section 7    ACCESS TO INFORMATION AND SERVICES.
             ----------------------------------

Section 7.1  Provision of Corporate Records.  As soon as practicable after the
             -------------------------------
Distribution Date, Parent shall deliver to Sub all Books and Records. Such Books and Records shall be the property of Sub, but shall be retained and made available readily to Parent for review and duplication until the earlier of (a) notice from Parent that such records are no longer needed by Parent or (b) the eighth anniversary of the Distribution Date.

Section 7.2  Access to Information.  From and after the Distribution Date,
             ---------------------
Parent and Sub shall afford to each other and to each other's authorized accountants, counsel and other designated representatives reasonable access and duplicating rights (with copying costs to be borne by the requesting party) during normal business hours to all Books and Records and documents, communications, items and matters (collectively, "Information") within each other's knowledge, possession or control and relating to the Contributed Assets, the Contributed Businesses, the Assumed Liabilities, the Retained Liabilities and the Transferred Employees, insofar as such access is reasonably required by Parent or Sub, as the case may be (and shall use reasonable efforts to cause persons or firms possessing relevant Information to give similar access). Information may be requested under this Section 7 for, without limitation, audit, accounting, claims, Actions, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations, but not for competitive purposes.

Section 7.3  Production of Witnesses and Individuals.  From and after the
             ---------------------------------------
Distribution Date, Parent and Sub shall use reasonable efforts to make available to each other, upon written request, its officers, directors, employees and agents for fact finding, consultation and interviews and as witnesses to the extent that any such person may reasonably be required in connection with any Actions in which the requesting party may from time to time be involved relating to the conduct of the Contributed Businesses or Parent's other businesses prior to the Distribution Date. Except as otherwise agreed between the parties, Parent and Sub agree to reimburse each other for reasonable out-of-pocket expenses (but not labor charges or salary payments) incurred by the other in connection with providing individuals and witnesses pursuant to this Section 7.3.

Section 7.4  Retention of Records.  Except when a longer retention period is
             --------------------
otherwise required by law or agreed to in writing, Parent and Sub shall retain, for a period of at least eight (8) years following the Distribution Date, all material Information relating to the Contributed Businesses. Notwithstanding the foregoing, in lieu of retaining any specific Information, Parent or Sub may offer in writing to deliver such Information to the other and, if such offer is not accepted within ninety (90) days, the offered Information may be destroyed or otherwise disposed of at any time. If the recipient of such offer shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested (at the cost of the requesting party).

Section 7.5  Confidentiality.
             ---------------

Section 7.5.1 Each of Parent and Sub shall, and shall use its best efforts to cause its officers, employees, agents, consultants, advisors and Affiliates to, hold, in strict confidence and not disclose to another person, except as provided herein or unless compelled to disclose by judicial or administrative process or, in the opinion of counsel (which may be in-house counsel), by other requirements of law, confidential information concerning the other party.

Section 7.5.2 For purposes of this Section 7.5, confidential information about a particular party (referred to herein as the "disclosing party") shall mean information known by the other party (referred to herein as the "receiving party") on the Distribution Date and reasonably understood by the receiving party to be confidential and related to the disclosing party's business interests, or disclosed confidentially by the disclosing party to the receiving party after the Distribution Date under the terms and for the purposes of this Agreement or any of the Related Agreements except for: (a) information which is or becomes generally available to the public other than as a result of a disclosure by the disclosing party; (b) information learned by the receiving party on a non-confidential basis for the first time after the Distribution Date, but prior to any disclosure by the disclosing party; (c) information developed by the receiving party independent of any confidential information of the disclosing party which is known by the receiving party on the Distribution Date or disclosed by the disclosing party thereafter; and (d) information which becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party if such source was not subject to any prohibition against transmitting the information to the receiving party.

Section 7.5.3 Each party shall protect confidential information of the other party by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure of the other party's confidential information as the party uses to protect its own confidential information of a like nature.

Section 7.5.4 Each party shall use its best efforts to insure that its officers, employees, agents, consultants, advisors and Affiliates agree to be bound by the foregoing restrictions on use and disclosure of confidential information as a condition to receiving such information; provided, that such party will be responsible for any breach of such confidentiality provisions by any such person.

Section 7.6  Privileged Matters.
             ------------------

Section 7.6.1 Parent and Sub agree to maintain, preserve and assert all privileges that either party may have, including without limitation any privilege or protection arising under or relating to any attorney-client relationship that existed prior to the Distribution Date ("Privilege" or "Privileges"). Parent and Sub shall be entitled in perpetuity to require the assertion or decide whether to consent to the waiver of any and all Privileges which, in the case of Sub, relate to the Contributed Businesses and, in the case of Parent, relate to the Retained Business. Parent and Sub shall each use the same degree of care as it would with respect to itself so as not to waive any Privilege which could be asserted by the other party under applicable law, without the prior written consent of the other party. The rights and obligations created by this Section 7.6 shall apply to all information as to which, but for the Distribution, Parent or Sub would have been entitled to assert or did assert the protection of a Privilege ("Privileged Information"), including but not limited to (a) all information generated prior to the Distribution Date but which, after the Distribution, is in the possession of the other party or its Affiliates, (b) all communications subject to a Privilege occurring prior to the Distribution Date between counsel for Parent and any person who, at the time of the communication, was an employee of Parent, regardless of whether such employee is or becomes an employee of Sub, and (c) all information generated, received or arising after the Distribution Date that refers or relates to Privileged Information generated, received or arising prior to the Distribution Date.

Section 7.6.2 Upon the receipt by either party of any subpoena, discovery or other request which arguably calls for production or disclosure of Privileged Information of the other party and whenever either party obtains knowledge that any current or former employee of such party has received any subpoena, discovery or other request which arguably calls of the production or disclosure of Privileged Information of the other party, such party shall promptly notify the other party of the existence of the request and shall provide the other party with a reasonable opportunity to review the information and to assert any rights it may have under this Section 7.6 or otherwise to prevent the production or disclosure of Privileged Information. Neither party will produce or disclose any information covered by a Privilege of the other party under this Section 7.6 unless (a) the other party has provided its express written consent to such production or disclosure or (b) a court of competent jurisdiction has entered a final, non-appealable order finding that the information is not entitled to protection under any applicable Privilege.

Section 7.6.3 Parent's transfer of Books and Records and any other information to Sub, and each party's agreement to permit the other party to possess Privileged Information occurring or generated prior to the Distribution Date, are made in reliance on each party's agreement, as set forth in this Section 7.6, to maintain the confidentiality of Privileged Information and to maintain, preserve and assert all applicable Privileges. The access to information granted or permitted by this Agreement, the agreement to provide witnessees and individuals pursuant to Section 7.3 hereof and transfer of Privileged Information to Sub pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Section 7.6 or otherwise. Nothing in this Agreement shall operate to reduce, minimize or condition the rights granted to either party in, or the obligations imposed upon either party by, this Section 7.6.

Section 7.7  Mail and Other Communications.  Each of Parent and Sub agrees to
             -----------------------------
forward or direct (as appropriate) to the other party any mail or other communications intended for such other party which is received by it.

Section 7.8  Order of Precedence.  To the extent that the provisions of this
             -------------------
Section 7 are inconsistent with the provisions of Section 11 hereof with respect to the subject matter thereof, the provisions of Section 11 shall control.

Section 8   EMPLOYEE MATTERS AND BENEFITS.
            -----------------------------

Section 8.1  Employment.  At the Distribution Date, Sub shall employ each
             ----------
Transferred Employee at an annual compensation rate no less than such Transferred Employee's current annual compensation rate with Parent. Following the Distribution, such compensation shall be subject to Sub's normal review procedures with respect to compensation. Sub shall continue the status of a Transferred Employee on leave of absence or short or long term disability absence, and shall recall, reinstate or terminate the employment of such Transferred Employee in accordance with the leave of absence policy applicable to the Transferred Employee that was in effect when the Transferred Employee's leave of absence began. Anything contained in this Section 8.1 to the contrary notwithstanding, Sub shall not be obligated to employ any person who declines employment with Sub and such person shall not be considered a Transferred Employee.

Section 8.2  Retirement Plan.
             ---------------

Section 8.2.1 Not later than January 1, 1997 (the "Establishment Date"), Sub shall establish a defined contribution plan for the benefit of its employees (the "Sub Retirement

Plan") intended to qualify under Sections 401(a) and 401(k) of the Code and a trust under the Sub Retirement Plan intended to qualify under Section 501(a) of the Code. Prior to the Establishment Date, Sub shall continue to participate in Parent's Double Sheltered Retirement Plan (the "Parent Retirement Plan") as a participating employer, and Parent shall cause the Parent Retirement Plan to be amended as necessary to accommodate such continued participation. Sub shall be responsible for all contributions with respect to its employees under the Parent Retirement Plan and shall cooperate fully with Parent, to the extent requested by Parent, in the preparation, distribution or filing of all participant communications and governmental filings relating to the Parent Retirement Plan, in each case with respect to those periods during which Sub continues to participate in the Parent Retirement Plan.


Section 8.2.2 On or as soon as practicable after the Establishment Date, Parent shall direct the Trustees of the Parent Retirement Plan to transfer from the trust established thereunder to the trust under the Sub Retirement Plan, and Sub shall cause the trustee(s) of the Sub Retirement Plan to accept and receive, an amount (in the form determined by Parent) equal to the sum of the account balances (including liabilities associated with outstanding participant loans) as of the date of transfer (the "Retirement Plan Transfer Date") with respect to each participant who is a Transferred Employee (or the beneficiary of any such participant) or who is employed by Sub immediately prior to the Establishment Date, including such participant who is on leave of absence or disability. If any Form 5310A is required to be filed with respect to such transfer, Sub and Parent shall cooperate in the filing of the necessary Forms 5310A. Effective as of the Retirement Plan Transfer Date, Sub and the Sub Retirement Plan shall assume and become solely responsible for the satisfaction of all liabilities under the Parent Retirement Plan in respect of the Transferred Employees (or the beneficiaries of any such participants) or any other participants who are employed by Sub, and Parent and the Parent Retirement Plan shall be relieved of and shall cease to have any responsibility for the satisfaction of such liabilities, other than for any reconciliations required after the Retirement Plan Transfer Date.

Section 8.2.3 Parent and Sub shall provide each other such records and information as may be necessary or appropriate to carry out their respective obligations under this Section 8.2 or for purposes of administration of the Parent Retirement Plan and the Sub Retirement Plan, and they shall cooperate in the filing of documents required by the transfer of assets and liabilities described herein.

Section 8.3  Welfare Plans.
             -------------

Section 8.3.1 Effective as of the Distribution Date, Sub shall establish welfare and fringe benefit plans and programs for the benefit of the Transferred Employees (the "Sub Welfare/Fringe Benefit Plans") that are substantially similar in the case of each such plan or program to the corresponding plan or program maintained prior to the Distribution Date by Parent. Upon the Distribution Date, each Transferred Employee and his or her dependents (if any) who were participating in a welfare or fringe benefit plan of Parent immediately prior to the Distribution Date shall cease participating therein and shall thereafter participate in the corresponding successor Sub Welfare/Fringe Benefit Plan, without limitation for any preexisting conditions or exclusions.

Section 8.3.2 Parent agrees to be solely responsible for all liabilities and obligations whatsoever of Parent in connection with covered claims for benefits incurred before the Distribution Date by or in respect of Transferred Employees under and covered by the welfare and fringe benefit plans maintained by Parent for employees and the workers' compensation, unemployment compensation and other legally required employee benefits programs maintained by Parent. For purposes of applying this Section 8.3.2 to medical and dental benefits and to death benefits, "incurred" shall mean (a) with respect to medical and dental benefits, the date that services are performed, and (b) with respect to survivor benefits, the date of death. Sub shall be solely responsible for, and shall indemnify Parent against, any and all other claims under such plans or the Sub Welfare/Fringe Benefit Plans with respect to Transferred Employees and their dependents. Nothing in this Section 8.3.2 shall be construed as an assumption by Parent or Sub of any liability of an insurer with respect to either party or with respect to either party's plans or programs.

Section 8.3.3 Sub and the Sub Welfare/Fringe Benefit Plans shall recognize all employment service and earnings of a Transferred Employee recognized by Parent as employment service and earnings of Sub for purposes of applying the provisions of any Sub Welfare/Fringe Benefit Plan or similar program, including any vacation plan or program, where the Transferred Employee's benefits thereunder are a function of the employee's employment service or earnings or a combination thereof. Under its successor dependent care program, Sub shall credit to the account of each Transferred Employee participating in that program all amounts credited under the corresponding Parent program and such Transferred Employees shall look solely to the Sub program for dependent care reimbursement benefits.

Section 8.3.4 Sub agrees to assume and be solely responsible for all liabilities and obligations whatsoever of Parent, as of the Distribution Date, in connection with (a) the Tuition Assistance Policy obligations of Parent for courses or degrees which were approved for Transferred Employees prior to the Distribution Date and (b) any requirement under COBRA to provide continuation of health care coverage to any Transferred Employee or "qualified beneficiary" (as defined in COBRA) of a Transferred Employee who loses coverage as a result of a "qualifying event" (as defined in COBRA) that occurs on or after the Distribution Date.

Section 8.4  Other Liabilities and Obligations.  As of the Distribution Date,
             ---------------------------------
Sub shall assume and be solely responsible for all liabilities and obligations whatsoever of Parent with respect to claims made by or with respect to Transferred Employees, relating to their employment with the Contributed Businesses not otherwise provided for in this Agreement, including without limitation earned salary, wages and other incentive or bonus compensation earned but not paid on or before the Distribution Date and accrued holiday, vacation and other termination (including severance) benefits. Without limiting the foregoing, nothing in this Agreement or in the transactions contemplated hereby shall be construed as giving any Transferred Employee rights to termination (including severance) benefits on account of the Distribution.


Section 8.5  Preservation of Rights to Amend or Terminate Plans.  No provision
             --------------------------------------------------
of this Agreement, including without limitation the agreement of Parent or Sub that it will make a contribution or payment to or under any plan referred to herein for any period, shall be construed as a limitation on the right of Parent or Sub to amend or terminate such plan which Parent or Sub would otherwise have under the terms of such plan or otherwise; provided, however, that no amendment shall reduce the Transferred Employees' unused vacation benefits as of the Distribution Date.

Section 8.6  Reimbursement.  Parent and Sub acknowledge that each may incur
             -------------
costs and expenses (including without limitation contributions to plans and the payment of insurance premiums) pursuant to any of the employee benefit or compensation plans, programs or arrangements which are, as set forth in this Agreement, the responsibility of the other party. Accordingly, Parent and Sub agree to reimburse each other, as soon as practicable but in any event within thirty (30) days of receipt from the other of appropriate verification, for all such costs and expenses, except to the extent that such reimbursement would be duplicative.

Section 8.7  Stock Option Plans.
             ------------------

Section 8.7.1 Parent and Sub shall cooperate and take all action necessary to amend or otherwise provide for adjustments of outstanding awards under the Parent Stock Option Plans, to adopt the Sub Adjustment Stock Option Plan and to grant the Sub Adjustment Options, so that effective as of the Distribution Date, each Parent Stock Option which is outstanding and not exercised will have been adjusted immediately prior to the Distribution so as to represent two separately exercisable options consisting of a Parent Adjustment Option for the same number of shares as the related Parent Stock Option, and a Sub Adjustment Option for one quarter (1/4) of the number of shares as the related Parent Stock Option (rounded down to the nearest whole share) (collectively, the "Adjusted Options").


Section 8.7.2 If there is an ex-dividend market for the Parent Common Stock prior to the Distribution Date, (a) the exercise price per share of each Parent Adjustment Option shall be determined, in accordance with Treasury Regulations
Section 1.425-1(e)(5)(ii)(b), by multiplying the exercise price per share of the related Parent Stock Option by a fraction, the numerator of which is the fair market value of the Parent Common Stock on the ex-dividend date and the denominator of which is the fair market value of the Parent Common Stock on the last trading day immediately preceding the ex-dividend date, provided that such fraction shall not be greater than one, and the resulting price shall be rounded up to the nearest whole cent; and (b) the exercise price per share of each Sub Adjustment Option shall be determined in accordance with Treasury Regulation 1.425-1(a)(4) and (7), by multiplying the fair market value of the Sub Common Stock on the first trading day following the Distribution Date by a fraction, the numerator of which is the exercise price per share of the related Parent Adjustment Option and the denominator of which is the fair market value of the Parent Common Stock on the last trading day prior to the Distribution Date, and the resulting price shall be rounded up to the nearest whole cent.


Section 8.7.3 If there is no ex-dividend market for the Parent Common Stock prior to the Distribution Date, (a) the exercise price per share of each Parent Adjustment Option shall be determined, in accordance with Treasury Regulations
Section 1.425-1(e)(5)(ii)(b), by multiplying the exercise price per share of the related Parent Stock Option by a fraction, the numerator of which is the fair market value of the Parent Common Stock on the first trading day that the Parent Common Stock begins trading on the Nasdaq National Market without the Sub dividend (i.e. without due bills) and the denominator of which is the fair market value of the Parent Common Stock on the last trading day immediately preceding the date on which the Parent Common Stock begins trading on the Nasdaq National Market without the Sub dividend (i.e. without due bills), provided that such fraction shall not be greater than one, and the resulting price shall be rounded up to the nearest whole cent; and (b) the exercise price per share of each Sub Adjustment Option shall be determined, in accordance with Treasury Regulation 1.425-1(a)(4) and (7), by multiplying the fair market value of the Sub Common Stock on the first trading day following the date on which the Parent Common Stock begins trading on the Nasdaq National Market without the Sub dividend (i.e. without the bills) by a fraction, the numerator of which is the exercise price per share of the related Parent Stock Option and the denominator of which is the fair market value of the Parent Common Stock on the last trading day immediately preceding the date on which the Parent Common Stock begins trading on the Nasdaq National Market without the Sub dividend (i.e. without due bills), and the resulting price shall be rounded up to the nearest whole cent.

Section 8.7.4 The boards of directors of Parent and Sub shall jointly determine the fair market values referred to in Sections 8.7.2 and 8.7.3 hereof based on the trading prices of the Parent Common Stock and Sub Common Stock or, in the event that an adequate trading market in the Sub Common Stock does not develop, in such manner as they determine to be equitable and appropriate for valuing the Sub Common Stock. To the extent possible, the adjustments required by this
Section 8.7 shall be effected as follows: (a) for holders of Parent Stock Options other than Transferred Employees, the adjustments described in this
Section 8.7 shall be effected in a manner that does not adversely affect the continued qualification of Parent Adjustment Options as incentive stock options under Section 422 of the Code, and (b) for holders of Parent Stock Options who are Transferred Employees, the Adjusted Options shall be effected as (i) a substitution of the Sub Adjustment Options for a portion of the related Parent Adjustment Options or Parent Stock Options, as the case may be, qualifying under
Section 424(a) of the Code, so as to result in the continued qualification of Sub Adjustment Options as incentive stock options, and (ii) a simultaneous issuance of additional Parent Adjustment Options. Subject to the foregoing, the Adjusted Options shall have terms, including expiration dates and vesting provisions substantially equivalent to those of the related Parent Stock Options, with appropriate alterations to the Sub Adjustment Options to reflect Sub's substitution for Parent as the issuer of the stock subject to the Sub Adjustment Options and, in the case of Sub Adjusted Options issued to Transferred Employees, as the employer of the Transferred Employees.


Section 8.7.5 Parent shall cause the Parent Stock Option Plans to be interpreted so that employment of the Transferred Employee with Sub shall be treated as employment with Parent for purposes of the Parent Stock Options Plans provisions causing outstanding Parent Adjustment Options to expire upon the termination of employment of the option holder. Sub agrees to promptly notify Parent of the termination of employment for any reason of each Transferred Employee who is a holder of Adjusted Options for Parent's use in administering the Parent Stock Option Plans with respect to outstanding Parent Adjustment Options. Parent agrees to promptly notify Sub of the termination of employment for any reason of each of its employees who is a holder of Adjusted Options for Sub's use in administering the Sub Adjustment Stock Option Plan. For so long as any Parent Adjustment Options remain outstanding, Parent shall provide to Sub, and Sub shall deliver to the Transferred Employees who are holders of Parent Adjustment Options, copies of the prospectus or prospectuses and all amendments and supplements thereto prepared in accordance with the Securities Act relating to the Parent Adjustment Options. Prior to the Distribution Date, Sub shall register the shares of Sub Common Stock issuable upon exercise of the Sub Adjustment Options on Form S-8 under the Securities Act, and shall use its best efforts to keep such registration continuously effective until all the Sub Adjustment Options have been exercised or have expired or been cancelled. For so long as any Sub Adjustment Options remain outstanding, Sub shall provide to Parent, and Parent shall deliver to its employees who are holders of Sub Adjustment Options, copies of the prospectus or prospectuses and all amendments and supplements thereto prepared in accordance with the Securities Act relating to the Sub Adjustment Options.


Section 8.7.6 If the exercise of a Parent Adjustment Option by a Transferred Employee would have qualified for incentive stock option treatment under the Code if such person had at all times through the time of such exercise remained an employee of Parent, Sub shall pay to the Transferred Employee an amount in cash intended to compensate such person for the loss of such treatment as a result of failing to satisfy the employment requirements of Section 422(a)(2) of the Code with respect to such option, such amount to be determined by Sub in its discretion, but not to exceed the value of the corresponding tax benefit to Sub. If the exercise of a Sub Adjustment Option by an employee of Parent would have qualified for incentive stock option treatment under the Code if such person had at all times through the time of such exercise been an employee of Sub, Parent shall pay to the employee an amount in cash intended to compensate such person for the loss of such treatment as a result of failing to satisfy the employment requirements of Section 422(a)(2) of the Code with respect to such option, such amount to be determined by Parent in its discretion, but not to exceed the value of the corresponding tax benefit to Parent. In either of the foregoing cases, payment will be made no later than three months following the date of exercise, and will be conditioned upon the receipt of an undertaking from the holder not to dispose of the stock underlying the option in a disposition described in
Section 422(a)(1) of the Code (in each case treating the date of grant of the related Parent Stock Option as the date of grant of such option).


Section 8.7.7 Any and all tax withholding and employment taxes (including the paying over of such taxes to the government) and related reporting required in connection with the exercise of an Adjusted Option or in connection with a payment described in Section 8.7.6 hereof shall be the responsibility of the employer (Parent or Sub, as the case may be) of the individual to whom the Adjusted Option was granted, and the employer shall be entitled to claim any tax deduction arising in connection with such Adjusted Option. The issuer of the shares subject to the Adjusted Option shall promptly notify the employer of the exercise and shall not be required to deliver any such shares upon exercise of the option until it shall have received satisfactory evidence that the person exercising the

Section 8.7.8  The provisions of Sections 8.7.1, 8.7.2, 8.7.3, 8.7.4, 8.7.5. and
8.7.6 hereof shall not apply with respect to any Parent Stock Options awarded pursuant to the Parent Stock Option Plans' UK Addendums.


Section 8.8  Stock Purchase Plans.
             --------------------

Section 8.8.1 Transfer of employment of the Transferred Employees from Parent to Sub on the Distribution Date shall be deemed to be termination of employment with Parent for purposes of the Parent Stock Purchase Plan, resulting in the cancellation of all options held by Transferred Employees who are participants in such plan and entitling all such Transferred Employees to a return of any balances in such participants' withholding accounts under the plan.

Section 8.8.2 Sub shall adopt a stock purchase plan (the "Sub Stock Purchase Plan") pursuant to which its eligible employees will be entitled to purchase Sub Common Stock on substantially the same terms as set forth in the Parent Stock Purchase Plan. Sub shall recognize all employment service of a Transferred Employee recognized by Parent as employment service for purposes of determining employee eligibility under the Sub Stock Purchase Plan.

Section 8.9  Limitation on Enforcement.  This Section 8 is an agreement solely
             -------------------------
between Parent and Sub. Nothing in this Agreement or any Related Agreement, whether express or implied, confers upon any employee of Parent or Sub, any Transferred Employee, any former employee of Parent, any beneficiary of a Transferred Employee or former employee of Parent or any other person, any rights or remedies, including without limitation (a) any right to employment,
(b) any right to continued employment for any specified period or (c) any right to claim any particular compensation, benefit or aggregation of benefits, of any kind or nature whatsoever, as a result of this Section 8.

Section 9    INSURANCE.
             ---------


Section 9.1  General.  Parent shall keep in effect all policies under the Parent
             -------
Insurance Policies in effect as of the date hereof insuring the Contributed Assets and operations of the Contributed Businesses until the end of the day on which the Distribution occurs, unless Sub shall have earlier obtained appropriate coverage and notified Parent in writing to that effect. Beginning at 12:01 a.m. on the day following the Distribution Date, Sub and its Affiliates will cease to be covered under the Parent Insurance Policies with respect to any injury, loss, Liability, damages or expense that is incurred or asserted by a third party to have been incurred after the Distribution Date in, or in connection with, the conduct of the Contributed Businesses or the operation of the Contributed Assets. Sub will obtain an Incurred But Not Reported ("IBNR") policy extending to Sub the rights of Parent, if any, as an insured party under Parent's Insurance Policies with respect to Sub Claims. Parent shall pay the initial cost of obtaining the IBNR policy.

Section 10    DISPUTE RESOLUTION.
              ------------------

Section 10.1  Mediation and Binding Arbitration.  Except with respect to matters
              ---------------------------------
involving Section 7.6 hereof ("Privileged Matters") and except as may be expressly provided in any other agreement between the parties entered into pursuant hereto, if a dispute, controversy or claim (collectively, a "Dispute") between Parent and Sub or any of their respective Affiliates arises out of or relates to this Agreement, the Related Agreements or any other agreement entered into pursuant hereto or thereto, including without limitation the breach, interpretation or validity of any such agreement or any matter involving an Indemnifiable Loss, Parent and Sub agree to use the following procedures, in lieu of either party pursuing other available remedies and as the sole remedy, to resolve the Dispute.

Section 10.2  Mediation.
              ---------

Section 10.2.1 A party seeking to initiate the procedures shall give written notice to the other party, describing briefly the nature of the Dispute. A meeting shall be held between the parties within ten (10) days of the receipt of such notice, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the Dispute.

Section 10.2.2 If, within thirty (30) days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, they agree to submit the Dispute at the earliest possible date to mediation in accordance with the Center for Public Resources

Model ADR Procedures - Mediation of Business Disputes, as modified herein, and to bear equally the costs of the mediation. The parties will jointly appoint a mutually acceptable mediator. If they are unable to agree upon such appointment within twenty (20) days from the conclusion of the negotiation period, either party may request the Center for Public Resources or another mutually agreed-upon organization to appoint the mediator. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of thirty (30) days or such longer period as they may mutually agree following the initial mediation session.

Section 10.3  Arbitration.
              -----------

Section 10.3.1 In the event that one party fails to participate in mediation, the Dispute may be referred immediately to arbitration and the time of such failure shall constitute the end of the mediation period. If the parties are not successful in resolving the Dispute by the end of the mediation period, then the parties agree to submit the matter to binding arbitration in Boston, Massachusetts pursuant to the Commercial Rules of Arbitration of the American Arbitration Association (the "AAA"), as modified herein, by a sole arbitrator selected in accordance with the provisions of Section 10.3.2 hereof. In the arbitration, (a) the parties may require reasonable discovery, pursuant to the Massachusetts Rules of Civil Procedure then in effect, (b) each party shall have the right to cross-examine witnesses of other parties, (c) testimony shall be transcribed and (d) any award shall be accompanied by written findings of fact and statement of reasons. Any arbitration proceeding shall be concluded in a maximum of sixty (60) days from the commencement of such proceeding. Any arbitration award shall be final and binding on the parties and judgment may be entered thereon, upon the application of either party by any court of competent jurisdiction.

Section 10.3.2 The parties shall have ten (10) days from the end of the mediation period to agree upon a mutually acceptable neutral person not affiliated with either of the parties to act as arbitrator. If no arbitrator has been selected within such time, either party may request the AAA or another mutually agreed-upon organization to supply within ten (10) days of such request a list of potential arbitrators with qualifications reasonably required to settle the dispute. Within five (5) days of each party receiving the list, the parties shall independently rank the proposed candidates, shall simultaneously exchange rankings, and shall be deemed to have selected as the arbitrator the individual receiving the highest combined ranking who is available to serve. If there is a tie, then the tie shall be broken by lot. If one party shall not cooperate in the selection of the arbitrator, the other party may solely select the arbitrator utilizing the procedures set forth in this Section 10.3.2.

Section 10.3.3 The costs of arbitration shall be apportioned between Parent and Sub as determined by the arbitrator in such manner as the arbitrator deems reasonable taking into account the circumstances of the case, the conduct of the parties during the proceeding, and the result of the arbitration.

Section 10.4  Treatment of Negotiation and Mediation.  All negotiations and
              --------------------------------------
mediations pursuant to this Section 10 shall be treated as compromise and settlement negotiations for purposes of Rule 408 of the Federal Rules of Evidence and comparable state rules of evidence. All negotiation, mediation and arbitration proceedings under this Section 10 shall be treated as confidential information in accordance with the provisions of Section 7.5 hereof. Any mediator or arbitrator shall be bound by an agreement containing confidentiality provisions at least as restrictive as those contained in Section 7.5 hereof.

Section 10.5  Equitable Relief.  Nothing contained herein shall preclude either
              ----------------
party from seeking equitable relief to prevent any immediate, irreparable harm to its interests, including multiple breaches of this Agreement or the relevant Related Agreement by the other party. Otherwise, these procedures are exclusive and shall be fully exhausted prior to the initiation of any litigation. Either party may seek specific enforcement of any arbitrator's decision under this
Section 10. The other party's only defense to such a request for specific enforcement shall be fraud by or on the arbitrator.

Section 10.6  Consolidation.  The arbitrator may consolidate an arbitration
              -------------
under this Agreement with any arbitration arising under or relating to the Related Agreements or any other agreement between the parties entered into pursuant hereto, as the case may be, if the subject of the Disputes thereunder arise out of or relate essentially to the same set of facts or transactions. Such consolidated arbitration shall be determined by the arbitrator appointed for the arbitration proceeding that was commenced first in time.

Section 11  TAX MATTERS.
            -----------

Section 11.1.1  Tax Returns.  Parent shall file all consolidated Federal income
                -----------
tax returns (and combined or consolidated state and local tax returns) for each member of the Parent Affiliated Group that are required to be filed for periods beginning before (or beginning and ending on) the Distribution Date. All returns with respect to Other Taxes for a period beginning before (or beginning and ending on) the Distribution Date shall be filed or caused to be filed by the party that under Section 11.2.2 is responsible for paying the tax to which the return relates. For all other taxable periods relating to taxes other than Transaction Taxes (a) Parent shall be responsible for filing tax returns relating to members of the Parent Group and (b) Sub shall be responsible for filing tax returns relating to members of the Sub Affiliated Group. Parent shall file or cause to be filed all tax returns relating to Transfer Taxes.

Section 11.1.2  Income Tax Return Positions.  Parent and Sub agree that, except
                ---------------------------
as otherwise required by a Final Determination, the transactions contemplated in this Agreement, except those transactions described in Section 2.3 hereof and transfers of stock in any foreign corporations, shall be treated by Parent and Sub as being described in Section 355 of the Code.

Section 11.2  Responsibility for Taxes Generally.
              ----------------------------------

Section 11.2.1  Pre-Distribution Income Taxes.  Except as otherwise provided
                -----------------------------
herein, the Parent Group shall pay, and shall indemnify and hold harmless each member of the

Sub Affiliated Group from, all Pre-Distribution Income Tax Liabilities, and the Parent Group shall be entitled to receive and retain all refunds of Income Taxes for which the Parent Group would have been responsible hereunder in the absence of the refund.

Section 11.2.2  Other Taxes.  Except as otherwise provided herein, the Parent
                -----------
Group shall pay, and shall indemnify and hold harmless each member of the Sub Affiliated Group and each direct or indirect foreign subsidiary thereof from, all Other Taxes (and shall be entitled to receive and retain all refunds of Other Taxes) attributable to Parent Assets or the operation of the business of any member of the Parent Group or any direct or indirect foreign subsidiary thereof immediately after the Distribution Date. Except as otherwise provided herein, Sub shall pay, and shall indemnify and hold harmless each member of the Parent Group and each direct or indirect foreign subsidiary thereof from, all Other Taxes (and shall be entitled to receive and retain all refunds of Other Taxes) attributable to Sub Assets or the operation of the business of any member of the Sub Affiliated Group or any direct or indirect foreign subsidiary thereof immediately after the Distribution.

Section 11.2.3  Carrybacks.  Sub agrees that, to the extent that any carryback
                ----------
period for a Carryback Item would include any taxable period beginning on or before the Distribution Date, Sub shall elect (under Code section 172(b)(3) and any other applicable Code provision relating to the carry back of any Carryback Item and, to the extent feasible, any similar provision of any applicable state or local Income Tax law) to relinquish such carryback period as to any Carryback Item which can thereby be used to create or carry forward a tax benefit. In no event shall Parent have any obligation to pay to Sub any amount in respect of a Carryback Item.

Section 11.2.4  Transaction Taxes.  The Parent Group shall pay, and shall
                -----------------
indemnify and hold harmless each member of the Sub Affiliated Group and each direct or indirect foreign subsidiary thereof from, all liabilities for Transaction Taxes, and the Parent Group shall be entitled to receive and retain all refunds of Transaction Taxes for which the Parent Group would have been responsible hereunder in the absence of the refund.

Section 11.3    Responsibility for an Event of Loss.
                -----------------------------------

Section 11.3.1 Sub Responsibility. Sub and any successor shall be responsible
               ------------------
for, and shall indemnify and hold harmless Parent and each member of the Parent Group from, Income Taxes, Other Taxes and all reasonable out-of-pocket costs and expenses directly caused by an Event of Loss which is attributable to one or more of the following described events or transaction occurring after the Distribution Date and within two years after the Distribution Date with respect to Sub or any successor: a reorganization, consolidation, merger or acquisition by any person of a fifty percent (50%) or greater interest in Sub as determined under Section 355(d)(4) of the Code, applying the aggregation and attribution rules under subparagraphs (d)(7) and (8) of that Section, which is in any way solicited or approved by the Board of Directors of Sub (other than in connection with a hostile takeover); the sale or disposition of Sub Assets other than those assets relating to Sub's networking business and other than in the ordinary course of business; Sub's ceasing to conduct its data acquisition and imaging business as an active trade or business within the purview of Section 355 of the Code; the issuance, redemption or repurchase of shares of Sub Common Stock by Sub or any successor or any subsidiary of the foregoing; the purchase of Parent Common Stock by Sub or any successor or any subsidiary of the foregoing; the recapitalization or other reclassification of the shares of Sub or any successor; or the complete or partial liquidation of Sub or any successor.


Section 11.3.2  Parent Responsibility. Parent and any successor shall be
                ---------------------
responsible for, and shall indemnify and hold harmless Sub and each member of the Sub Affiliated Group from, Income Taxes, Other Taxes and all reasonable out-of-pocket costs and expenses directly caused by an Event of Loss which is attributable to one or more of the following described events or transactions occurring within two years of the Distribution Date with respect to Parent or any successor; a reorganization, consolidation, merger or acquisition by any person of a fifty percent (50%) or greater interest in Parent as determined under Section 355(d)(4) of the Code, applying the aggregation and attribution rules under subparagraphs (d)(7) and (8) of that Section, which is in any way solicited or approved by the Board of Directors of Parent (other than in connection with a hostile takeover); the sale or disposition of assets of any member of Parent, other than in the ordinary course of business; Parent's ceasing to conduct its digital media business as an active trade or business within the purview of Section 355 of the Code; the issuance, redemption or repurchase of shares of Parent Common Stock by Parent or any successor or any subsidiary of the foregoing; the purchase of Sub Common Stock by Parent or any successor or any subsidiary of the foregoing; the purchase of Sub Common Stock by Parent or any successor or any subsidiary of the foregoing; the recapitalization or other reclassification of the shares of Parent or any successor; or the complete or partial liquidation of Parent or any successor.


Section 11.3.3  Shared Responsibility.  If an Event of Loss shall occur and
                ---------------------
responsibility for the Event of Loss under Section 11.3.1 and Section 11.3.2 rests either with both parties or neither party, each party shall share the Income Taxes, Other Taxes and reasonable out-of-pocket costs and expenses directly caused by such Event of Loss in the ratio of seventy-five percent (75%) for Parent and twenty-five percent (25%) for Sub, and each party shall indemnify and hold harmless the other party for its share of that liability.

Section 11.4  Payments.  If Parent is required to make a payment to Sub under
              --------
this Section 11, such payment shall be made to Sub or any successor, and any payment due under this Section 11 from Sub to Parent shall be made by Sub to Parent or any successor. The payment shall be made by the earlier of (a) twenty
(20) days after Parent (or a member of Sub, as applicable) makes a tax payment (including without limitation any payment made in connection with either an estimated or annual tax liability) or (b) twenty (20) days after a Final Determination with respect to such tax. The amount of any payment required to be made by any party to another under this Section 11 shall be an amount which, after subtraction of any additional federal, state or local taxes payable by the recipient in respect of the receipt of such payment (the "Gross-Up Amount"), is equal to the amount payable hereunder; provided, however, if a payment is made pursuant to Section 11.3.3 hereof and if a Gross-

Up Amount is includable in the payment, the Gross-Up Amount so includable in the payment shall be reduced by seventy-five percent (75%) in the case of payments from Sub to Parent or twenty-five percent (25%) in the case of payments from Parent to Sub. Parent and Sub agree that, without limiting the ultimate payment obligation of the payor set forth in the preceding sentence, any payment shall be reported for U.S. Federal income tax purposes as non-deductible and non-taxable unless, by reason of changes in the law or new interpretations of the law by the Internal Revenue Service, there is not substantial authority (within the meaning Code section 6662(d)(2)(B)(i)) for such position or such position is otherwise not permissible under applicable law.

Section 11.5  Cooperation and Exchange of Information.
              ---------------------------------------

Section 11.5.1  Matters Giving Rise to Indemnity.
                --------------------------------

(a) Notice.  If during the course of an audit any tax authority indicates an
    ------
intention to propose an Adjustment to the tax liability of either the Sub Affiliated Group or the Parent Group ("Indemnitee") which would result, if such Adjustment were to be confirmed by a Final Determination, in a loss against which the other party ("Indemnitor") may be required to indemnify Indemnitee pursuant to this Agreement, Indemnitee shall promptly notify Indemnitor thereof in writing. Such notice to Indemnitor shall include sufficient information with respect to the issues as to which indemnity may be sought to enable Indemnitor to determine whether to request Indemnitee to contest the Adjustment.


(b) Contest Rights and Conditions.  If Indemnitor shall request that Indemnitee
    -----------------------------
contest the Adjustment in writing within 20 days of the receipt of the notification referred to in Section 11.5.1(a) hereof, Indemnitee will contest the Adjustment, provided that: in no event shall Indemnitee be required to
                --------
contest any Adjustment unless coincident with Indemnitor's request (A) Indemnitee shall have received (i) a written acknowledgment from Indemnitor of its obligation to indemnify Indemnitee hereunder in the event it does not prevail in such contest and (ii) an opinion of independent tax counsel to Indemnitor (which counsel shall be reasonably acceptable to Indemnitee) to the effect that a reasonable basis exists for contesting the Adjustment; and (B) if such contest is to be conducted in a manner requiring payment of a proposed tax deficiency, Indemnitor shall have advanced to Indemnitee, on an interest-free basis, an amount sufficient to make payment of the amount attributable to the issues being contested, together with any required interest or penalties. If any funds are advanced by Indemnitor in connection with any tax contest, any refund received to the extent fairly attributable to such advance shall be returned to Indemnitor, together with any interest thereon paid by the relevant taxing authority, promptly upon Parent's receipt of such funds. If Indemnitor shall have requested Indemnitee to contest an Adjustment and complied with each of the terms and conditions set forth above, such contest shall be conducted, at the direction of the Indemnitor, by independent tax counsel selected by Indemnitor and reasonably acceptable to Indemnitee. If Indemnitor or counsel selected by Indemnitor shall advocate, propose to advocate or fail to protest before any taxing authority a position with would result in a tax detriment to Indemnitee not subject to indemnification in order to reduce Indemnitor's obligation hereunder, Indemnitee may replace such counsel with counsel of its own selection and any tax detriment suffered by Indemnitee attributable to such position shall be included among the Income Taxes, Other Taxes and related expenses for which Indemnitee is entitled to indemnification hereunder.


(c) Settlement: Release of Indemnification.  If Indemnitor shall have requested
    --------------------------------------
Indemnitee to contest an Adjustment and complied with each of the terms and conditions set forth above, Indemnitee shall not settle or compromise any Adjustment for which indemnity is sought hereunder without the consent of Indemnitor unless it simultaneously releases Indemnitor from its obligations to indemnify and reimburse Indemnitee with respect to the issues so settled or comprised. If Indemnitor shall fail to request Indemnitee to contest any Adjustment or shall fail to comply with the terms and conditions entitling it to make such request as set forth in subparagraph (b), Indemnitee may in its sole discretion elect to contest (or not contest) such Adjustment with counsel selected by it and may at any time settle or compromise the matter without the consent of Indemnitor and without releasing its rights to indemnity from Indemnitor.


(d) Joint Responsibility.  If for the reasons described in Section 11.3.3 an
    --------------------
Event of Loss shall occur or is proposed by the IRS (or other taxing authority) to have occurred, the notice provisions in paragraph (a) above shall apply, and notwithstanding paragraphs (b) or (c) above, the Parent shall have sole control over all decisions regarding any contest, dispute, litigation or settlement relating to the Event of Loss (the "Proceedings") and the incurrence of related reasonable expenses; provided, however, that Parent shall keep Sub informed of the Proceedings and shall consult with Sub regarding the material issues relating to the Event of Loss raised in the Proceedings and that the Parent's decisions regarding the choice of forum of the Proceedings, any decision to appeal and any settlement relating to the Event of Loss by Parent with any tax authority shall each be subject to the approval of Sub, which approval shall not be unreasonably withheld.

Section 11.5.1.1  Notice.  If during the course of an audit any tax authority
                  ------
indicates an intention to propose an Adjustment to the tax liability of either the Sub Affiliated Group or the Parent Group (the "Tax Indemnitee") which would result, if such Adjustment were to be confirmed by a Final Determination, in a loss against which the other party (the "Tax Indemnitor") may be required to indemnify the Tax Indemnitee pursuant to this Section 11, the Tax Indemnitee shall promptly notify the Tax Indemnitor thereof in writing. Such notice to the Tax Indemnitor shall include sufficient information with respect to the issues as to which indemnity may be sought to enable Tax Indemnitor to determine whether to request the Tax Indemnitee to contest the Adjustment.

Section 11.5.1.2  Contest Rights and Conditions.  If the Tax Indemnitor shall
                  -----------------------------
request that the Tax Indemnitee contest the Adjustment in writing within twenty
(20) days of the receipt of the notification referred to in Section 11.5.1.1 hereof, the Tax Indemnitee will contest the Adjustment; provided that in no event shall the Tax Indemnitee be required to contest any Adjustment unless coincident with the Tax Indemnitor's request (a) the Tax Indemnitee shall have received (i) a written acknowledgment from the Tax Indemnitor of its obligation to indemnify the Tax Indemnitee hereunder in the event it does not prevail in such contest and (ii) an opinion of independent tax counsel to the Tax Indemnitor (which counsel shall be reasonably acceptable to the Tax Indemnitee) to the effect that a reasonable basis exists for contesting the Adjustment; and
(b) if such contest is to be conducted in a manner requiring payment of a proposed tax deficiency, the Tax Indemnitor shall have advanced to the Tax Indemnitee, on an interest-free basis, an amount sufficient to make payment of the amount attributable to the issues being contested, together with any required interest or penalties. If any funds are advanced by the Tax Indemnitor in connection with any tax contest, any refund received to the extent fairly attributable to such advance shall be returned to the Tax Indemnitor, together with any interest thereon paid by the relevant taxing authority, promptly upon Parent's receipt of such funds. If the Tax Indemnitor shall have requested the Tax Indemnitee to contest an Adjustment and complied with each of the terms and conditions set forth above, such contest shall be conducted, at the direction of the Indemnitor, by independent tax counsel selected by the Tax Indemnitor and reasonably acceptable to the Tax Indemnitee. If the Tax Indemnitor or counsel selected by the Tax Indemnitor shall advocate, propose to advocate or fail to protest before any taxing authority a position which would result in a tax detriment to the Tax Indemnitee not subject to indemnification in order to reduce the Tax Indemnitor's obligation hereunder, the Tax Indemnitee may replace such counsel with counsel of its own selection and any tax detriment suffered by the Tax Indemnitee attributable to such position shall be included among Income Taxes, Other Taxes and related expenses for which the Tax Indemnitee is entitled to indemnification hereunder.

Section 11.5.1.3  Settlement; Release of Indemnification.  If the Tax Indemnitor
                  --------------------------------------
shall have requested the Tax Indemnitee to contest an Adjustment and complied with each of the terms and conditions set forth above, the Tax Indemnitee shall not settle or compromise any Adjustment for which indemnity is sought hereunder without the consent of the Tax Indemnitor unless it simultaneously releases the Tax Indemnitor from its obligations to indemnify and reimburse the Tax Indemnitee with respect to the issues so settled or compromised. If the Tax Indemnitor shall fail to request the Tax Indemnitee to contest any Adjustment or shall fail to comply with the terms and conditions entitling it to make such request as set forth in Section 11.5.1.2 hereof, the Tax Indemnitee may in its sole discretion elect to contest (or not contest) such Adjustment with counsel selected by it and may at any time settle or compromise the matter without the consent of the Tax Indemnitor and without releasing its rights to indemnity from the Tax Indemnitor.

Section 11.5.1.4  Joint Responsibility.  If for the reasons described in Section
                  --------------------
11.3.3 hereof an Event of Loss shall occur or is proposed by the IRS (or other taxing authority) to have occurred, the notice provisions in Section 11.5.1.1 hereof shall apply, and notwithstanding Sections 11.5.1.2 and 11.5.1.3 hereof, Parent shall have control over decisions regarding any contest, dispute, litigation or settlement relating to the Event of Loss (the "Proceeding") and the incurrence of related reasonable expenses, including without limitation the choice of tax counsel to represent it before any tax authority in matters relating to the Event of Loss; provided, however, that Parent shall keep Sub informed of the Proceedings and shall consult with Sub regarding the material issues relating to the Event of Loss raised in the Proceedings; and provided, further, that (a) the choice of forum for such Proceeding, and any decision to appeal, (b) any settlement relating to the Event of Loss by Parent with any tax authority shall each be subject to the approval of Sub, which approval shall not be unreasonably withheld.

Section 11.5.2  Tax Return Information.  Without limiting Section 11.5.1 hereof,
                ----------------------
Parent and Sub agree to cooperate fully with each other in connection with the preparation of any tax return or claim for refund or in defending any audit or other proceeding in respect of taxes for all open taxable periods. Such cooperation shall include making personnel and records available promptly and within thirty (30) days (or such other period as may be reasonable under the circumstances) after a request for such personnel or records is made by the tax-imposing authority or the other party. If Parent or Sub, as the case may be, fails to provide any information requested pursuant to this Section 11.5.2, then the requesting party shall have the right to engage a public accountant of its choice to gather such information. Parent and Sub public accountant full access to all appropriate records or other information in the possession of any member of the Parent Affiliated Group or the Sub Affiliated Group, as the case may be, during reasonable business hours, and to reimburse or pay directly all costs and expenses in connection with the engagement of such public accountant. Parent agrees to indemnify and hold harmless each member of the Sub Affiliated Group and its officers and employees, and Sub agrees to indemnify and hold harmless each member of the Parent Affiliated Group and its officers and employees against any cost, fine, penalty or other expense of any kind attributable to the negligence or misconduct of a member of the Parent Affiliated Group or the Sub Affiliated Group, as the case may be, in supplying a member of the other group with inaccurate or incomplete information; provided, that, nothing set forth in this Section 11.5.2 shall require either party to permit the other to participate in any audit even though issues are raised for which an indemnity may be sought if such issues result in an Adjustment at the conclusion of such audit.

Section 11.5.3  Record Retention.  Parent and Sub agree to retain all records
                ----------------
which may contain information or provide evidence relevant to the determination of the Income Tax liability of the Parent Affiliated Group or the Sub Affiliated Group or the stockholders of either for any taxable period until such time as a Final Determination occurs with respect to such taxable period; provided, however, that such records need not be retained longer than fifteen (15) years after the end of the latest taxable period to which they relate so long as such records do not relate to an ongoing contest.

Section 12    MISCELLANEOUS.
              -------------

Section 12.1  Amendment and Waiver.  No amendment of any provision of this
              --------------------
Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto. Any failure of any party to comply with any obligation, agreement or condition hereunder may only be waived in writing by the other party but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by the other party shall constitute a waiver of such party's right to enforce any provisions hereof or to take any such action.

Section 12.2  Expenses.  Except as otherwise provided in this Agreement, any
              --------
Related Agreement or any other agreement being entered into by Parent and Sub pursuant to this Agreement, Parent shall pay all investment banking, legal, accounting, printing, governmental filing, listing, distribution agent and similar fees, costs and expenses incurred in connection with the Distribution (whether or not payable as of the Distribution Date) and with the consummation of the transactions contemplated by this Agreement.

Section 12.3  Notices.  All notices, requests, demands and other communications
              -------
under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is given, (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided that telephonic confirmation of receipt is obtained promptly after completion of the transmission, (c) on the business day after delivery to a nationally recognized overnight courier service or the Express Mail service maintained by the United States Postal Service, provided receipt of delivery has been confirmed, or (d) on the fifth day after mailing, provided receipt of delivery is confirmed, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, properly addressed and return receipt requested, to the party as follows:

     If to Parent, at:

     Media 100 Inc.
     100 Locke Drive
     Marlboro, MA 01752-1192
     Attn.:  General Counsel
     Fax:   (508) 481-5670

     If to Sub, at:

     Data Translation, Inc.
     100 Locke Drive
     Marlboro, MA 01752-1192
     Attn.:  President
     Fax:   (508) 481-8620

Either party may change its address for receiving notices by written notice given to the other party in the manner provided above.

Section 12.4  Termination.  This Agreement may be terminated and the
              -----------
Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of Parent without the approval of Sub. In the event of such termination, no party shall have any liability of any kind to any other party.

Section 12.5  Successors and Assigns.  This Agreement shall inure to the benefit
              ----------------------
of, and be binding upon and enforceable against the respective successors and assigns of the parties hereto, provided that this Agreement may not be assigned by either party without the prior written consent of the other party, and any attempt to assign any rights or obligations hereunder without such consent shall be void.

Section 12.6  Entire Agreement; Parties in Interest.  This Agreement (including
              -------------------------------------
the schedules, annexes and exhibits hereto) comprises the entire agreement between the parties hereto as to the subject matter hereof and supersedes all prior agreements and understandings between them relating thereto and, except as provided in Section 5.2 hereof, is not intended to confer upon any person other than the parties hereto (including their successors and permitted assigns) any rights or remedies hereunder.

Section 12.7  Severability.  If any term or provision of this Agreement or the
              ------------
application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such terms or provisions to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 12.8  Captions.  Captions and headings are supplied herein for
              --------
convenience only and shall not be deemed a part of this Agreement for any purpose.

Section 12.9  Annexes, Etc.  The Annexes, Schedules and Exhibits shall be
              ------------
construed with and as part of this Agreement to the same extent as if the same had been set forth verbatim herein.

Section 12.10  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the internal substantive laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof.

Section 12.11  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, and all counterparts so executed shall constitute one agreement, binding upon the parties hereto, notwithstanding that the parties are not signatory to the same counterpart.

IN WITNESS WHEREOF, Parent and Sub have caused this Agreement to be duly executed by their authorized representatives as an agreement under seal, all as of the day and year first written above.

DATA TRANSLATION, INC.

By:
   ------------------------------------------
Name:
Title:

DATA TRANSLATION II, INC.

By:
   ------------------------------------------
Name:
Title:

                                    ANNEX I
                                    -------

                               CONTRIBUTED ASSETS
                               ------------------

Contributed Assets: all tangible and intangible assets owned by Parent relating principally to the Contributed Businesses as of the Distribution Date, including but not limited to:


(a) all assets and properties which should be set forth or reflected on a balance sheet for Sub as of the Distribution Date prepared in the same manner as the August 31, 1996 balance sheet of Sub included in the Information Statement (after giving effect to the pro forma adjustments reflected or described in the Information Statement);

(b) all of Parent's right and interest in, to, under and relating to all agreements, contracts and leases, whether written or oral, of Parent relating to the Contributed Businesses, including without limitation the Lease dated as of December 1, 1979 between Alfred A. Molinari, Jr. and Maureen K. Molinari, Trustees of Nason Hill Trust under a Declaration of Trust dated November 15, 1979 and recorded with the Middlesex County Registry of Deeds (Southern District) in Book 13839, Page 406, on November 16, 1979, as Landlord, and Parent, as Tenant, as amended (the "Locke Drive Lease");

(c) all of Parent's right and interest in, to and under all outstanding Bids, Quotations and Proposals pertaining to the Contributed Businesses to the extent that such Bids, Quotations and Proposals can be transferred or assigned; all of Parent's right and interest in, to and under all contracts and agreements awarded to Parent before or after the Distribution Date pertaining to the Contributed Businesses, as assignee if those contracts are assignable and assigned or transferred by operation of law; or as a right to payment by Parent to Sub of a subcontract price equal to the monies, rights and other considerations received by Parent under contracts and agreements awarded to Parent before or after the Distribution Date pertaining to the Contributed Businesses if assignment of those contracts and/or agreements and/or the proceeds therefrom is prohibited by law or not otherwise obtained;

(d) all machinery, equipment and other items of tangible personal property owned by Parent other than those items which are utilized principally by the Retained Business and are listed in Exhibit A to this Annex I, as such exhibit shall be amended and updated as of the Distribution Date;

(e) all of Parent's rights with respect to receivables relating to the Contributed Businesses;

(f) all rights and interests of Parent in and with respect to the patents, trademarks, copyrights, trade secrets, know-how and other intellectual property concerning the Contributed Businesses to the extent, but only to the extent, such rights are being licensed and assigned to Sub pursuant to, and in accordance with, the Intellectual Property Agreement;

(g)  all of the Books and Records;

(h) all inventories of raw materials, work-in-process, finished products, supplies and spare parts which at the Distribution Date are owned by Parent and relate principally to the Contributed Businesses and any property under bailment relating to the Contributed Businesses;

(i) all permits and licenses held by Parent which are transferable and which relate principally to the Contributed Businesses or the use or occupancy of the Locke Drive premises (other than those permits or licenses which relate principally to Parent's conduct of the Retained Business at such premises);

(j) all intangible assets, other than intellectual property rights, of Parent used in the Contributed Businesses, including customer lists, marketing and other data;

(k) employee receivables, temporary and permanent travel advances and funds advanced for travel not yet taken relating to Transferred Employees;

(l) all supplies, purchase orders, forms, labels, shipping material, catalogues, sales brochures, operating manuals, instructional documents and advertising material held for use by the Contributed Businesses;

(m) all shares of Data Translation Networking Limited, Data Translation Ltd. and Data Translation GmbH owned by Parent immediately prior to the Distribution; and

(n) all trucks, automobiles and other vehicles owned by Parent which are used in the Contributed Businesses.

ANYTHING CONTAINED IN THIS ANNEX I TO THE CONTRARY NOTWITHSTANDING, TRANSFERRED ASSETS SHALL NOT INCLUDE:

(i) cash and cash equivalents, including cash on hand or in bank accounts, certificates of deposit, commercial paper and other similar securities or other marketable securities other than the Cash Amount;


(ii) any books and records relating to the Contributed Businesses which Parent is required by law to retain in its possession; and

(iii) any right, title or interest of Parent in any Federal, state or local tax refund (including any income in respect thereto) relating to the operations of the Contributed Businesses prior to the Distribution Date.

                                    ANNEX II
                                    --------

                              ASSUMED LIABILITIES
                              -------------------

Assumed Liabilities: all Liabilities and obligations relating to or arising from the operation of the Contributed Businesses (other than Retained Liabilities), whether before or after the Distribution Date, including but not limited to:

(a) all Liabilities and obligations which should be set forth, reflected, disclosed or reserved for on a balance sheet (including the footnotes thereto) for Sub as of the Distribution Date prepared in the same manner as the August 31, 1996 balance sheet of Sub included in the Information Statement (after giving effect to any pro forma adjustments reflected or described in the Information Statement);

(b) all Liabilities and obligations of Parent pursuant to, under or relating to all agreements, contracts and leases, whether written or oral, of Parent relating to the Contributed Businesses, including without limitation all Liabilities and obligations as Tenant under the Locke Drive Lease;

(c) all outstanding Bids, Quotations and Proposals pertaining to the Contributed Businesses to the extent such Bids, Quotations and Proposals can be transferred or assigned; and all contracts awarded to Parent before or after the Distribution Date pertaining to the Contributed Businesses, as
     (i) an assignee if those contracts are assignable and assigned or transferred by operation of law, or (ii) subcontractor if assignment of those contracts and/or proceeds therefrom is prohibited by law or not otherwise obtained;

(d) all warranty, performance and similar obligations entered into or made in the course of business of the Contributed Businesses with respect to their products;

(e) all Liabilities and obligations to or with respect to Transferred Employees not specifically retained by Parent pursuant to the Agreement, including without limitation withholding, payroll and employment taxes pursuant to
     Section 8 of the Agreement;

(f) the Liabilities and obligations being assumed by or agreed to be performed by Sub pursuant to any other agreement being entered into in connection with the Agreement, including without limitation the Related Agreements;

(g) all Liabilities and obligations relating to all Actions relating principally to or arising principally out of the operations of the Contributed Businesses; and

(h) all Liabilities and obligations under corporate credit cards which had been issued by Parent to Transferred Employees.

                                   ANNEX III
                                   ---------

                              RETAINED LIABILITIES
                              --------------------

Retained Liabilities: all Liabilities and obligations of Parent and its subsidiaries (other than Sub and its subsidiaries), except those set forth in Annex II, including without limitation:

(a) all Liabilities and obligations to or with respect to Transferred Employees provided in Section 8 of the Agreement as being Liabilities and obligations of Parent;

(b) all Liabilities and obligations being assumed by or agreed to be performed by Parent pursuant to any other agreement being entered into in connection with this Agreement, including without limitation the Related Agreements;

(c) all Liabilities and obligations arising out of checks which have been mailed, but not presented for payment, prior to the Distribution Date; and

(d) all Liabilities and obligations relating to all Actions other than those referred to in Annex II, including without limitation the litigation entitled Avid Technology, Inc. v. Data Translation, Inc., Civil Action No.
              -----------------------------------------------
     95-11193 JLT, pending in the United States District Court for the District of Massachusetts.

                                 SCHEDULE 5.2.1

     The information contained under the following captions of the Information Statement and Form 10 is subject to the indemnification provisions of Section
5.2.1 of the Agreement:



INFORMATION STATEMENT COVER PAGE


SUMMARY - Distributing Corporation; Principal Business to be Retained by DTI; Primary Purpose of the Distribution; Shares to be Distributed; Distribution Ratio; Fractional Share Interests; Record Date; Distribution Date; Mailing Date; Distribution Agent; Tax Consequences; Relationship with DTI after the Distribution*


SUMMARY HISTORICAL FINANCIAL DATA*


INTRODUCTION


THE DISTRIBUTION - Background and Reasons for the Distribution; Manner of Effecting the Distribution; No Fractional Shares; Federal Income Tax Aspects of the Distribution; Listing and Trading of Common Stock


SPECIAL FACTORS - Certain Tax Considerations; Relationship Between the Company and DTI; Conflicts of Interest*; Listing and Trading of DTI Stock; Accounting Treatment


RELATIONSHIP BETWEEN THE COMPANY AND DTI AFTER THE DISTRIBUTION - All subheadings*


PRO FORMA CAPITALIZATION OF THE COMPANY*


SELECTED HISTORICAL FINANCIAL DATA OF THE COMPANY*


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY*


BUSINESS OF THE COMPANY - Data Acquisition and Imaging (including subheadings thereunder)*, Manufacturing*, Proprietary Rights*, Properties*, Legal Proceedings*


TREATMENT OF EMPLOYEE OPTIONS IN THE DISTRIBUTION*


* Liability to be shared with Sub on a 50/50 basis.